                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                             COMERICA INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

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

                                [COMERICA LOGO]

                             COMERICA INCORPORATED

                                   NOTICE OF

                         ANNUAL MEETING OF SHAREHOLDERS

                                      AND

                                PROXY STATEMENT

                                      2001

                               TABLE OF CONTENTS

2001 Proxy Statement........................................      1
Questions And Answers.......................................      1
Proposal I Submitted For Your Vote -- Election of
  Directors.................................................      4
Information About Nominees And Incumbent Directors..........      4
Nominees For Class II Directors -- Terms Expiring In 2004...      4
Incumbent Class I Directors -- Terms Expiring In 2003.......      5
Incumbent Class III Directors -- Terms Expiring In 2002.....      6
Committees And Meetings Of Directors........................      7
Committee Assignments.......................................      7
Compensation Committee Interlocks And Insider
  Participation.............................................      8
Compensation Of Directors...................................      8
Retirement Plans For Directors..............................      9
Security Ownership Of Certain Beneficial Owners.............     10
Amount And Nature Of Beneficial Ownership As Of December 31,
  2000......................................................     10
Security Ownership Of Management............................     11
Section 16(a) Beneficial Ownership Reporting Compliance.....     13
Transactions Of Directors And Executive Officers With
  Comerica..................................................     13
Executive Officers..........................................     14
Compensation Of Executive Officers..........................     16
Summary Compensation Table..................................     16
Option Grants In Last Fiscal Year...........................     17
Aggregated Option Exercises In Last Fiscal Year And Fiscal
  Year-End Option Values....................................     18
Long Term Incentive Awards -- In Last Fiscal Year...........     18
Defined Benefit Pension Plan Benefits.......................     19
Employment Contracts And Severance Agreements...............     21
Change Of Control Agreements................................     22
Compensation Committee Report...............................     24
Stock Ownership Targets.....................................     26
Proposal II Submitted For Your Vote -- Approval Of
  Amendments to the Long-Term Incentive Plan................     28
Proposal III Submitted For Your Vote -- Approval Of
  Amendments to the Management Incentive Plan...............     33
Performance Graph...........................................     36
Audit And Legal Committee Report............................     36
Independent Auditor.........................................     39
Shareholder Proposals.......................................     39
Annual Report To Shareholders...............................     39
Other Matters...............................................     39

                              APPENDIX
I    Governing Charter of the Audit and Legal Committee.....     41
II   Amended and Restated 1997 Long Term Incentive Plan.....     44
III  Amended and Restated Management Incentive Plan.........     54

                                [COMERICA LOGO]

                             COMERICA INCORPORATED
                        COMERICA TOWER AT DETROIT CENTER
                          500 WOODWARD AVENUE, MC 3391
                            DETROIT, MICHIGAN 48226

                                                                  April 20, 2001

Dear Shareholder,

We invite you to attend our 2001 Annual Meeting of Shareholders at 9:30 a.m., Eastern Daylight Savings Time, on Tuesday, May 22, 2001 at The Detroit Institute of Arts, 5200 Woodward Avenue, Detroit, Michigan. Registration will begin at 8:30 a.m. A map showing the location of the meeting is on the back cover of the accompanying Proxy Statement.

The annual report, which we mailed to you, summarizes Comerica's major developments during 2000 and includes the 2000 financial statements.

Whether or not you plan to attend the meeting, please complete and mail the enclosed proxy card promptly so that your shares will be voted as you desire. IF YOU WISH TO VOTE IN THE MANNER THE BOARD OF DIRECTORS RECOMMENDS, IT IS NOT NECESSARY TO SPECIFY YOUR CHOICES ON THE PROXY CARD. SIMPLY SIGN, DATE AND RETURN THE PROXY CARD. YOU MAY ALSO VOTE BY TELEPHONE OR BY THE INTERNET BY FOLLOWING THE INSTRUCTIONS FOR USING THE AUTOMATED TELEPHONE AND INTERNET VOTING SYSTEMS PROVIDED ON THE PROXY CARD.

                                          Sincerely,

                                                   /s/ EUGENE A. MILLER

                                          Eugene A. Miller
                                          Chairman, President and
                                          Chief Executive Officer

                                [COMERICA LOGO]

                             COMERICA INCORPORATED
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 22, 2001

                Date:  May 22, 2001
                Time:  9:30 a.m., Detroit, Eastern Daylight
                       Savings Time
                Place: The Detroit Institute of Arts
                       5200 Woodward Avenue
                       Detroit, Michigan 48226

We invite you to attend the Comerica Incorporated Annual Meeting of Shareholders to:

     1. Elect seven Class II Directors for three-year terms expiring in 2004 or upon the election and qualification of their successors;

     2. Approve amendments to the Amended and Restated Comerica Incorporated 1997 Long-Term Incentive Plan (the "LTIP");

     3. Approve amendments to the Amended and Restated Comerica Incorporated Management Incentive Plan (the "MIP"); and

     4. Transact any other business that is properly submitted before the Annual Meeting or any adjournments or postponements of the meeting.

The record date for the meeting is March 28, 2001 (the "Record Date"). Only shareholders of record at the close of business on that date can vote at the Annual Meeting. Comerica mailed this Notice of Annual Meeting to those shareholders. Action may be taken at the meeting on any of the foregoing proposals at the Annual Meeting on the date specified above or any date or dates to which the Annual Meeting may be adjourned or postponed.

A list of shareholders who can vote at the Annual Meeting will be available for inspection by shareholders at the meeting and for ten days prior to the meeting during regular business hours at the offices of the Corporate Legal Department, Comerica Tower at Detroit Center, 500 Woodward Avenue, MC 3391, Detroit, Michigan 48226.

Whether or not you plan to attend the meeting and whether you own a few or many shares of stock, the Board of Directors urges you to vote promptly. You may vote by signing, dating and returning the enclosed proxy card, by using the automated telephone voting system (for shares held in your own name), or by using the internet voting system (for shares held in your own name). You will find instructions for voting by telephone and by the internet on the enclosed proxy card.

                                          By Order of the Board of Directors,

                                          /s/ GEORGE W. MADISON

                                          George W. Madison
                                          Executive Vice President,
                                          General Counsel and Corporate
                                          Secretary

April 20, 2001

                                [COMERICA LOGO]

                             Comerica Incorporated
                        Comerica Tower at Detroit Center
                          500 Woodward Avenue, MC 3391
                            Detroit, Michigan 48226

                              2001 PROXY STATEMENT

                             QUESTIONS AND ANSWERS

 1.  Q:  WHAT IS A PROXY?

    A: A proxy is a document, also referred to as a proxy card (which is enclosed), by which you authorize someone else to vote for you in the way that you want to vote. Comerica's Board of Directors is soliciting this proxy. You may also abstain from voting. All references in this proxy statement to "you" shall mean you, the shareholder, and to "yours" shall mean the shareholder's or shareholders', as appropriate.

 2.  Q:  WHAT IS A PROXY STATEMENT?

    A: A proxy statement is the document the United States Securities and Exchange Commission (the "SEC") requires to explain the matters on which you are asked to vote on the proxy card.

 3.  Q:  WHO CAN VOTE?

    A: Only holders of Comerica's common stock at the close of business on March 28, 2001, the Record Date, can vote at the annual meeting. Each shareholder of record has one vote for each share of common stock owned, on each matter presented for a vote at the meeting.

 4.  Q:  HOW CAN I VOTE?

    A: You can vote in person, by telephone, by the internet, or by proxy. To vote by proxy, sign, date and return the enclosed proxy card. To vote by using the automated telephone voting system or the internet voting system, you must hold your shares in your name, and not in the name of a broker, dealer, bank or other third party, and you must follow the instructions on the enclosed proxy card. If you return your signed proxy card to Comerica before the annual meeting, the persons named as proxies on the card will vote your shares as you directed. You may revoke a proxy at any time before the proxy is exercised by:

        (1) giving written notice of revocation to the Corporate Secretary of Comerica at the address listed in the third paragraph of the Notice of Annual Meeting of Shareholders;

        (2) submitting another proxy that is properly signed and later dated;

        (3) voting in person at the meeting (but only if the shares are registered in Comerica's records in the name of the shareholder and not in the name of a broker, dealer, bank or other third party);

        (4) if you previously voted by telephone, by voting by telephone at a subsequent time; or

        (5) if you previously voted by the internet, by voting by the internet at a subsequent time.

 5.  Q:  IS MY VOTE CONFIDENTIAL?

     A: Yes, your vote is confidential. Only the inspectors of election and certain employees associated with processing proxy cards and counting the vote have access to your vote. All comments you direct to management (whether written on the proxy card or elsewhere) will remain confidential unless you ask that your name be disclosed.

 6.  Q:  WHAT IS A QUORUM?

     A: There were 178,312,630 shares of Comerica's common stock outstanding on the Record Date. A majority of the outstanding shares, or 89,156,316 shares, present or represented by proxy, constitutes a quorum. A quorum must exist to conduct business at the annual meeting.

 7.  Q:  HOW DOES VOTING WORK?

     A: Directors: If a quorum exists, each director must receive the favorable vote of a majority of the shares voted, excluding abstentions and broker non-votes.

         Amendments of the Plans: If a quorum exists, each of the proposals to amend Comerica's 1997 Long-Term Incentive Plan and Management Incentive Plan must receive the favorable vote of a majority of the shares voted including abstentions but excluding broker non-votes.

         A broker non-vote is a proxy a broker submits that does not indicate a vote for some or all the proposals because the broker does not have discretionary voting authority and the broker did not receive instructions as to how to vote on those proposals.

         Comerica will vote properly executed proxies it receives prior to the meeting in the way you direct. If you do not specify instructions, the shares represented by those properly executed proxies will be voted to elect the nominees for Class II Directors and to amend the LTIP and the MIP. No other matters are currently scheduled to be presented at the meeting.

         An independent third party acts as the inspector of the meeting and the tabulator of votes.

 8.  Q:  WHO PAYS FOR THE COSTS OF THE MEETING?

     A: Comerica pays the cost of preparing and printing the Proxy Statement and soliciting proxies. Comerica will solicit proxies primarily by mail, but may also solicit proxies personally and by telephone, the internet, facsimile or other means. Comerica will use the services of Georgeson & Company, Inc., a proxy solicitation firm, at a cost of $9,000 plus out-of-pocket expenses and fees for any special services. Officers and regular employees of Comerica and its subsidiaries may also solicit proxies, but they will not receive additional compensation for soliciting proxies, nor will their efforts result in more than a minimal cost to Comerica. Comerica also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding solicitation materials to beneficial owners of Comerica's common stock.

 9.  Q:  WHEN ARE THE SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING DUE?

     A: All shareholder proposals to be considered for inclusion in next year's proxy statement must be submitted in writing to the Corporate Secretary, Comerica Incorporated, Comerica Tower at Detroit Center, 500 Woodward Avenue, MC 3391, Detroit, Michigan 48226, by December 21, 2001.

         Additionally, under Comerica's bylaws, shareholders of Comerica must provide advance notice to Comerica if they wish to nominate persons for election as directors or propose items of business at an annual meeting of Comerica's shareholders. For the 2002 Annual Meeting of Shareholders, you must deliver this notice no later than the close of business on February 21, 2002 nor earlier than the close of business on January 23,

        2002. If, however, Comerica calls the annual meeting of shareholders for a date that is more than 30 days before or more than 60 days after such anniversary date, Comerica must receive your notice not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which Comerica first made a public announcement of the date of such meeting of shareholders. If the number of directors to be elected to the Board at the annual meeting is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the immediately preceding year's annual meeting, then Comerica will consider your notice timely (but only with respect to nominees for any new positions created by such increase), if Comerica receives your notice no later than the close of business on the 10th day following the day on which Comerica first makes such public announcement.

                       PROPOSAL I SUBMITTED FOR YOUR VOTE
                             ELECTION OF DIRECTORS

ELECTION OF DIRECTORS. Comerica's Board of Directors is divided into three classes with each class of directors elected to a three-year term of office. There are currently 22 members of the Board of Directors. In July 2000, Comerica increased the size of its board and filled the vacancies by appointing the non-employee directors of Comerica Bank, its wholly-owned subsidiary, to the Comerica Board.

At each annual meeting of shareholders, you elect one class of directors for a three-year term to succeed the class of directors whose term of office expires at that meeting. This year you are voting on seven candidates for the Class II Directors. Based on the recommendation of the Directors Committee, the Board has nominated for re-election the following individuals, each of whom is a current Class II Director: James F. Cordes, Peter D. Cummings, Todd W. Herrick, Eugene
A. Miller, William P. Vititoe, Martin D. Walker and Kenneth L. Way. Each of the nominees has consented to his nomination and has agreed to serve as a director of Comerica if elected.

If any director is unable to stand for re-election, Comerica may vote the shares to elect any substitute nominees recommended by the Directors Committee. If the Directors Committee does not recommend any substitute nominees, the number of directors to be elected at the annual meeting may be reduced by the number of nominees who are unable to serve.

Further information regarding the Board and these nominees begins directly below.

COMERICA'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THESE DIRECTORS.

               INFORMATION ABOUT NOMINEES AND INCUMBENT DIRECTORS

The following tables provide information about each nominee for re-election as a Class II Director and for each of the Class I and Class III Directors whose term of office will continue after the meeting.

           NOMINEES FOR CLASS II DIRECTORS -- TERMS EXPIRING IN 2004

                                                    PRINCIPAL OCCUPATION AND BUSINESS
                                                      EXPERIENCE DURING PAST 5 YEARS                DIRECTOR
             NAME                  AGE                  AND OTHER DIRECTORSHIPS(1)                  SINCE(2)
-------------------------------------------------------------------------------------------------------------
James F. Cordes................    60     Retired; Executive Vice President, The Coastal                 1984
                                          Corporation (diversified energy company) (until March
                                          1997); President, American Natural Resources Company
                                          (diversified energy company) (until March 1997).
Peter D. Cummings..............    53     Chairman, Peter D. Cummings & Associates, Inc. (a              1997(3)(4)
                                          private real estate management and development
                                          company).
Todd W. Herrick................    58     President and Chief Executive Officer, Tecumseh                1993(3)
                                          Products Company (manufacturer of engines and power
                                          train components for lawn and garden applications);
                                          Director, Tecumseh Products Company.
Eugene A. Miller...............    63     Chairman, President and Chief Executive Officer (since         1979
                                          June 1999), Chairman and Chief Executive Officer (June
                                          1993-June 1999), Comerica Incorporated; Chairman and
                                          Chief Executive Officer (June 1992-June 1999) Comerica
                                          Bank; Director, DTE Energy Company and The Detroit
                                          Edison Company.
William P. Vititoe.............    62     Retired; Chairman, President and Chief Executive               1983(3)
                                          Officer, Washington Energy Company(January
                                          1994-December 1997); Director, Cabot Oil & Gas.

                                                    PRINCIPAL OCCUPATION AND BUSINESS
                                                      EXPERIENCE DURING PAST 5 YEARS                DIRECTOR
             NAME                  AGE                  AND OTHER DIRECTORSHIPS(1)                  SINCE(2)
-------------------------------------------------------------------------------------------------------------
Martin D. Walker...............    68     Principal, MORWAL Investments (a private investment            1979
                                          group); Chairman and Chief Executive Officer (October
                                          1998-June 1999 and September 1986-December 1996);
                                          Chairman, M.A. Hanna Company (international specialty
                                          chemicals)(December 1996-June 1997); Director, Lexmark
                                          International, Inc., Textron, Inc., The Goodyear Tire
                                          & Rubber Company, The Timken Company and Arvin
                                          Meritor, Inc.
Kenneth L. Way.................    61     Chairman (since October 1, 2000), Chairman and Chief           1986(5)
                                          Executive Officer (until September 30, 2000), Lear
                                          Corporation (manufacturer of automotive components);
                                          Director, CMS Energy Corporation, WESCO International
                                          Inc. and Cardinal Health, Inc.

             INCUMBENT CLASS I DIRECTORS -- TERMS EXPIRING IN 2003

                                                    PRINCIPAL OCCUPATION AND BUSINESS
                                                      EXPERIENCE DURING PAST 5 YEARS                DIRECTOR
             NAME                  AGE                  AND OTHER DIRECTORSHIPS(1)                  SINCE(2)
-------------------------------------------------------------------------------------------------------------
Lillian Bauder.................    61     Vice President, Corporate Affairs, Masco Corporation           2000(3)
                                          (manufacturer of diversified household and consumer
                                          products)(since October 1996); President and Chief
                                          Executive Officer, Cranbrook Educational Community
                                          (October 1984-October 1996).
Anthony F. Earley, Jr. ........    51     Chairman and Chief Executive Officer (since August             1998(3)
                                          1998), President and Chief Operating Officer, DTE
                                          Energy, Inc. (March 1995-July 1998); Director, Plug
                                          Power Inc.
Max M. Fisher..................    92     Investor; Director, Sotheby's Holdings, Inc.                   1963(4)(6)
David Baker Lewis..............    56     Chairman (since November 1982), Lewis & Munday, PC;            1995(3)
                                          Director, TRW, Inc.
John D. Lewis..................    52     Vice Chairman, (since January 1994 and January 1990-       1994 and
                                          June 1992), Executive Vice President (June 1992-          1989-1992
                                          January 1994), Comerica Incorporated; Vice Chairman
                                          (since March 1995 and January 1990-June 1992),
                                          Comerica Bank.
John W. Porter.................    69     Chief Executive Officer, Urban Education Alliance,             1988(3)
                                          Inc. (educational consulting company).
Howard F. Sims.................    66     Chairman and Member, SDG Associates, P.L.L.C.                  1981
                                          (architectural, engineering and planning firm);
                                          Chairman and CEO, The SVA Group, Inc.; Member, SV
                                          Associates, L.L.C.; Director, MCN Energy Group Inc.
Robert S. Taubman..............    47     President and Chief Executive Officer, The Taubman             1987(3)
                                          Company; President and Chief Executive Officer,
                                          Taubman Centers, Inc.; Director, Sotheby's Holdings,
                                          Inc. and FashionMall.com.

            INCUMBENT CLASS III DIRECTORS -- TERMS EXPIRING IN 2002

                                                    PRINCIPAL OCCUPATION AND BUSINESS
                                                      EXPERIENCE DURING PAST 5 YEARS                DIRECTOR
             NAME                  AGE                  AND OTHER DIRECTORSHIPS(1)                  SINCE(2)
-------------------------------------------------------------------------------------------------------------
J. Philip DiNapoli.............    61     President, JP DiNapoli Companies Inc.; Managing                1991
                                          Partner, Real Estate Division of DiNapoli family
                                          holdings; Director, SJW Corporation.
Roger Fridholm.................    60     President, St. Clair Group (a private investment               1985(3)
                                          company)(since January 1991); President, IPG Services
                                          Corp. (since November 1994); President, MSX
                                          International (May 1998-June 2000); Director, MCN
                                          Energy Group, Inc.
Wayne B. Lyon..................    68     Chairman (since February 21, 2000), Chairman, Chief            1986
                                          Executive Officer and President (from August 1996 to
                                          February 2000) LifeStyle Furnishings International
                                          Ltd. (manufacturer of residential furniture,
                                          decorative home furnishings and fabrics); President
                                          and Chief Operating Officer, Masco Corporation (until
                                          August 1996); Director, Masco Corporation and Emco
                                          Limited.
Alfred A. Piergallini..........    54     President and Chief Executive Officer, Novartis                1991
                                          Consumer Health Worldwide (since December 1999);
                                          President and Chief Executive Officer, Novartis
                                          Consumer Health North America (since February 1999);
                                          Vice Chairman, President and Chief Executive Officer,
                                          Gerber Products Company (until February 1999);
                                          Director, Gerber Products Company.
Heinz C. Prechter..............    59     Chairman, Prechter Holdings (automotive, hospitality           1987(3)
                                          and newspaper businesses); Director, Exide
                                          Corporation.
Patricia M. Wallington.........    62     President, CIO Associates (since December 1999);               1998
                                          Retired (December 1998-December 1999); Vice President
                                          and Chief Information Officer, Xerox Corporation
                                          (manufacturer of digital document technology) (until
                                          December 1998); Member, Compaq Board of Advisors.
Gail L. Warden.................    62     President and Chief Executive Officer, Henry Ford              1998(3)
                                          Health System.

------------------------------
(1) This column includes principal occupations and employment with Comerica and Comerica Bank, a wholly-owned subsidiary of Comerica.

(2) Except as noted in a separate footnote below, this column represents the year each nominee or incumbent director became a director of Comerica or of Manufacturers National Corporation, which merged with Comerica on June 18, 1992 (or their subsidiaries).

(3) The year the named individual became a director of Comerica Bank, a wholly owned subsidiary of Comerica. This individual became a director of Comerica in July 2000.

(4) Mr. Cummings is the son-in-law of Mr. Fisher.

(5) The year Mr. Way became a director of Comerica Bank. Mr. Way became a director of Comerica in 1998.

(6) The year Mr. Fisher became a director of Manufacturers Bank, National Association. Mr. Fisher became a director of Manufacturers National Corporation in 1973, which merged with Comerica on June 18, 1992.

                      COMMITTEES AND MEETINGS OF DIRECTORS

The Board has several committees, as set forth in the following chart and described below. The current term of the various committees is May 2000 to May 2001.

                             COMMITTEE ASSIGNMENTS
                              MAY 2000 -- MAY 2001

           AUDIT &                                                                                         PUBLIC
            LEGAL                 COMPENSATION               DIRECTORS             EXECUTIVE           RESPONSIBILITY
------------------------------------------------------------------------------------------------------------------------
    1. Bauder, Lillian      1. Fisher, Max M.          1. Bauder, Lillian     1. Miller, Eugene A.  1. Fridholm, Roger
                                                       2. DiNapoli, J.
    2. DiNapoli, J. Philip  2. Lyon, Wayne B.          Philip                 Plus 5 outside        2. Porter, John W.
                                                                              directors
    3. Vititoe, P. William  3. Piergallini, Alfred A.  3. Prechter, Heinz C.                        3. Warden, Gail L.
    4. Walker, Martin D.    4. Walker, Martin D.       4. Sims, Howard F.                           4. Miller, Eugene A.
                            5. Way, Kenneth L.

            TRUST &
          INVESTMENT              RISK ASSET
---  -------------------------------------------------
     1. Cummings, Peter D.  1. Cordes, James F.
     2. Lewis, David Baker  2. Earley, Anthony F.
     3. Wallington,
     Patricia               3. Herrick, Todd W.
     4. Miller, Eugene A.   4. Taubman, Robert S.
                            5. Miller, Eugene A.

Listed in italics = Chairman

EXECUTIVE COMMITTEE. This committee can exercise the authority, powers and duties of the Board in managing the business and affairs of Comerica between meetings of the Board, if necessary. In the event that the committee convenes, the committee's members are Mr. Miller and a minimum of any five non-employee directors who are available at the time. The Executive Committee did not meet during 2000 because it was not necessary. The Board or other appropriate committees managed Comerica's business and affairs during 2000.

AUDIT AND LEGAL COMMITTEE. As provided in its written charter, this committee includes members, all of whom are outside directors, who meet the independence and experience requirements of applicable rules of the New York Stock Exchange. This committee is responsible for review and recommendations regarding Comerica's significant litigation, the review of programs and procedures designed to avoid conflicts of interest and to promote compliance with laws, regulations and corporate policy and the investigations of any suspected improprieties, as well as matters referred to in this Proxy Statement under "Audit and Legal Committee Report." The Audit and Legal Committee met four times in 2000. A copy of its charter, which was last amended on May 19, 2000, is attached to this Proxy Statement as APPENDIX I.

COMPENSATION COMMITTEE. This committee establishes Comerica's executive compensation policies and programs, administers Comerica's 401(k), stock, incentive and deferral plans and monitors compliance with laws and regulations applicable to the documentation and administration of Comerica's employee benefit plans. The Compensation Committee met five times in 2000.

DIRECTORS COMMITTEE. This committee monitors the effectiveness of the Board. Among its various duties, this committee reviews and recommends Board members, develops and administers performance criteria for members of the Board, and establishes the size of the Board, its committee structure and assignments, and the conduct and frequency of Board meetings. The committee also administers Comerica's Stock Option Plan for Non-Employee Directors (excluding the provisions for discretionary grants under the plan) and Comerica's Stock Option Plan for Non-Employee Directors of Comerica's affiliated banks. The Directors Committee met once during 2000.

PUBLIC RESPONSIBILITY COMMITTEE. This committee monitors Comerica's, and its subsidiaries, performance under the Community Reinvestment Act and Affirmative Action. The committee also monitors Comerica's social responsibilities including its customer needs, community relations, charitable contributions, consumer issues and Minority Supplier Program. The Public Responsibility Committee met twice during 2000.

TRUST AND INVESTMENT COMMITTEE. This committee administers Comerica's fiduciary responsibilities and provides general supervision of the exercise of fiduciary and other business investment responsibilities. Among its various responsibilities this committee monitors the operation and performance of common trust funds and collective funds. This committee also approves the designation of other banks not affiliated with Comerica as depositories of funds awaiting investment or other disposition. The Trust and Investment Committee met twice during 2000.

RISK ASSET QUALITY REVIEW COMMITTEE. This committee reviews Comerica's credit policies and promotes the use of sound operating procedures for credit administration throughout the various affiliates of Comerica. Among its various duties, this committee reviews Comerica's credit quality statistics and reserve levels, and annually approves financial policies. The Risk Asset Quality Review Committee met four times in 2000.

BOARD AND COMMITTEE MEETINGS. There were six regular and two special meetings of the Board and eighteen meetings of the various committees of the Board during 2000. All director nominees and incumbent directors who are standing for re-election attended at least seventy-five percent of the aggregate number of meetings held by the Board and by all the committees of the Board on which the respective directors served.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

No member of the Compensation Committee was a former officer or is a current officer or employee of Comerica or any of its subsidiaries. Eugene A. Miller, Chairman, President and Chief Executive Officer of Comerica, serves on a Compensation Committee of DTE Energy, Inc. Anthony F. Earley, Jr., a director of Comerica, is Chairman and Chief Executive Officer of DTE Energy, Inc. The Compensation Committee of DTE Energy, Inc., on which Mr. Miller serves, does not determine the compensation of Mr. Earley. Ralph W. Babb, Jr., Vice Chairman and Chief Financial Officer of Comerica, serves on the Governance and Executive Compensation Committee of Tecumseh Products Company. Todd W. Herrick, a director of Comerica, is President and Chief Executive Officer of Tecumseh Products Company.

                           COMPENSATION OF DIRECTORS

FEES. Directors who are employees of Comerica do not receive additional compensation for their service on the Board and its committees. During 2000, non-employee directors received an annual retainer of $50,000. Comerica requires non-employee directors to defer at least fifty percent of their annual retainer under a deferred compensation plan. The compensation deferred earns a return based on the return of Comerica common stock. At the end of the deferral period, Comerica pays the deferred compensation to the directors in Comerica common stock. The chairman of each committee received an additional annual retainer of $5,000. Comerica also reimburses directors for all expenses incurred for the purpose of attending Board and committee meetings.

STOCK OPTION PLAN. Comerica has a stock option plan for non-employee directors, under which a total of 375,000 shares of common stock may be issued as options. On the date of Comerica's Annual Meeting of Shareholders, Comerica grants each non-employee director an option to purchase 2,000 shares of common stock of Comerica. The Directors Committee has recommended an increase in the size of the option grants from 2,000 to 2,500. If approved at the meeting of the Board of Directors to be held on May 22, 2001, the non-employee directors will receive options to purchase 2,500 shares of common stock of Comerica on that date. The exercise price of each option is the fair market value of each share of common stock on the date the option is granted. Options are exercisable one year after the date of the grant and expire ten years after the grant date. As of March 28, 2001, there were outstanding options for 65,000 shares of common stock, at a weighted average exercise price of $44.87, and with expiration dates ranging from May 19, 2005 to May 19, 2010.

Comerica also has a stock option plan for non-employee directors of its affiliated banks (the "Bank Directors' Option Plan"), under which a total of 450,000 shares of common stock of Comerica may be issued as options. Any current Comerica director who previously was a non-employee directors of an affiliated bank received options under the Bank Directors' Option Plan. As of March 28, 2001, under the Bank Directors' Option Plan there were outstanding options for 267,500 shares of common stock, at a weighted average exercise price of $47.58, and with expiration dates ranging from May 19, 2005 to May 19, 2010. Information relating to options held by the directors in the table captioned "Security Ownership of Management" include options granted under the Comerica plan and the
Bank Directors' Option Plan.                     .

INSURANCE. Comerica provides a $150,000 business travel, accidental death and dismemberment insurance benefit for each non-employee director and maintains directors' and officers' liability insurance with a total limit of $60 million. The following companies participate: Lloyds of London, Financial Institution Risk Retention Group, Federal Insurance Company (a member of the Chubb Group), and Executive Risk, Inc.

                         RETIREMENT PLANS FOR DIRECTORS

Until May 15, 1998, Comerica and Comerica Bank, its wholly-owned subsidiary, each had a retirement plan for non-employee directors who served at least five years on the Board. The plans terminated on May 15, 1998, and benefit accrual under the plans froze on the same date. Any non-employee director of either Comerica or Comerica Bank, who, on May 15, 1998, had completed at least five years of service as a director, has vested benefits under the plans. Any director who was a non-employee director on May 15, 1998, but had not completed five years of service as of that date, will earn credit for years of service on the respective board of directors after May 15, 1998, but only for vesting purposes. Any director who becomes a non-employee director of either Comerica or Comerica Bank, on or after May 15, 1998 is not eligible to participate in the plans. The non-employee directors who became members of the Board of Comerica in the year 2000, but who became directors of Comerica Bank prior to May 15, 1998, are covered by the Comerica Bank retirement plan.

Benefits under the plans become payable when the director reaches age 65 or retires from the board, whichever occurs later. Payments may commence prior to the director's 65th birthday if he or she retires from the Board due to illness or disability.

Under the plans, Comerica or Comerica Bank, as appropriate, accrued one month of retirement income credit for each month of service as of May 15, 1998, up to a maximum of one hundred twenty months, on behalf of each eligible director. Upon retirement, an eligible director receives a monthly retirement benefit equal to one-twelfth of the annual retainer fee in effect for directors as of May 15, 1998. The eligible director receives retirement benefits for the total number of months, as of May 15, 1998, the director has accrued retirement income credit, but payments terminate upon the director's death.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The SEC requires that Comerica provide information about any shareholder who beneficially owns more than 5% of Comerica's common stock. The following table provides the required information about the only shareholders known to Comerica to be the beneficial owner of more than 5% of Comerica's common stock. Comerica relied solely on information FMR Corp. and Putnam Investments, LLC furnished in their most recently filed amendments to Schedule 13G, both dated February 13, 2001, to report this information.

       AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP AS OF DECEMBER 31, 2000

       NAME AND ADDRESS                              AMOUNT AND NATURE                               PERCENT
      OF BENEFICIAL OWNER                         OF BENEFICIAL OWNERSHIP                            OF CLASS
      -------------------                         -----------------------                            --------
FMR Corp.                                               15,658,837(1)(2)                              9.99%
82 Devonshire Street
Boston, Massachusetts 02109

Putnam Investments, LLC                                 12,450,604(3)(4)                               7.9%
One Post Office Square
Boston, Massachusetts 02109

-------------------------
(1) This number includes 15,310,081 shares Fidelity Management & Research Company ("FMRC") owns as investment adviser, 330,872 shares Fidelity Management Trust Company ("FTMC") owns beneficially as investment manager to certain institutional accounts, and 17,884 shares Fidelity International Limited ("FIL") owns beneficially as investment adviser.

(2) FMR Corp., Edward C. Johnson, Chairman of FMR Corp., and FMRC each has sole power to dispose of the shares FMRC owns, but sole power to vote or direct the voting of such shares resides in the board of trustees of FMRC. FMR Corp. and Mr. Johnson each has sole dispositive power over all shares FMTC owns, sole power to vote 225,072 of such shares and no power to vote the remaining 105,800 shares. FIL has sole voting and dispositive power over all shares it owns.

(3) Putnam Investments, LLC ("PIL") shares dispositive power with respect to these shares of Comerica common stock and shares voting power for 558,105 shares. Putnam Investments Management, LLC ("PIML") shares dispositive power with respect to 10,922,883 of these shares and does not have voting power with respect to any. The Putnam Advisory Company, LLC ("TPACL") shares dispositive power with respect to 1,527,721 of these shares and shares voting power for 558,105 shares of Comerica common stock.

(4) PIL is a wholly-owned subsidiary of Marsh McLennan Companies, Inc., and owns PIML and TPACL, both of whom are registered investment advisers. PIML and TPACL share dispositive power over the shares of Comerica common stock, as described above, and the trustees of the respective mutual funds have voting power.

                        SECURITY OWNERSHIP OF MANAGEMENT

The following table contains information about the number of shares of Comerica's common stock Comerica's incumbent directors, nominees and the officers named in the Summary Compensation Table presented in this Proxy Statement (the "named executive officers"), beneficially own (including all incumbent directors, nominees and executive officers as a group). The number of shares each individual beneficially owns includes shares over which the person shares voting power or investment power and also any shares which the individual can acquire by May 27, 2001 (60 days after the Record Date), through the exercise of any stock option or other right. Unless indicated otherwise, each individual has sole investment and voting power (or shares those powers with his or her spouse) with respect to the shares listed in the table.

                                      AMOUNT AND NATURE      PERCENT
    NAME OF BENEFICIAL OWNER       OF BENEFICIAL OWNERSHIP   OF CLASS
    ------------------------       -----------------------   --------
Lillian Bauder                               21,399(1)(14)
Ralph W. Babb, Jr.                          161,108(2)           *
Joseph J. Buttigieg, III                    196,249(3)           *
James F. Cordes                             551,293(4)(14)       *
Peter D. Cummings                            51,017(5)(14)
J. Philip DiNapoli                          318,976(6)(14)       *
Anthony F. Earley, Jr.                        5,853(7)(14)
Max M. Fisher                             2,607,514(6)(8)(14)   1.5%
J. Michael Fulton                           135,615(9)           *
Roger Fridholm                               37,908(6)(14)
Todd W. Herrick                              12,790(6)(14)
David Baker Lewis                            11,397(6)(14)
John D. Lewis                               350,272(10)          *
Wayne B. Lyon                                57,855(6)(14)       *
Eugene A. Miller                            943,003(11)          *
Alfred A. Piergallini                        48,321(6)(14)       *
John W. Porter                               24,902(6)(14)
Heinz C. Prechter                            18,628(6)(14)
Howard F. Sims                               20,930(6)(14)       *
Robert S. Taubman                            14,727(6)(14)
William P. Vititoe                           15,594(6)(14)
Martin D. Walker                             27,087(6)(14)       *
Patricia M. Wallington                        4,702(12)(14)      *
Gail L. Warden                                9,137(13)(14)
Kenneth L. Way                               12,349(5)(14)       *
Directors, nominees and executive
officers as a group (27 people)           5,338,659(15)(16)    3.0%

------------------------------
  *  Represents holdings of less than one percent of Comerica's common stock.

 (1) Includes currently exercisable options to purchase 7,500 shares of common stock of Comerica and options to purchase 2,000 shares of common stock of Comerica which will become exercisable by May 27, 2001. Comerica granted these options under Comerica's Stock Option Plan for Non-Employee Directors.

 (2) Includes 10,500 shares of common stock of Comerica which the named executive will forfeit if he does not remain an employee for the period Comerica requires (typically 5 years) ("restricted stock"), and options to purchase 119,000 shares of common stock of Comerica, which Comerica granted to Mr. Babb under Comerica's Long-Term Incentive Plan.

 (3) Includes 10,500 shares of restricted stock and options to purchase 144,575 shares of Comerica, which Comerica granted to Mr. Buttigieg under Comerica's Long-Term Incentive Plan.

 (4) Includes currently exercisable options to purchase 4,500 shares of common stock of Comerica and options to purchase 2,000 shares of common stock of Comerica which will become exercisable by May 27, 2001. Comerica granted these options under Comerica's Stock Option Plan for Non-Employee Directors.

 (5) Includes currently exercisable options to purchase 4,500 shares of common stock of Comerica and options to purchase 2,000 shares of common stock of Comerica which will become exercisable by May 27, 2001. Comerica granted the options under Comerica's Stock Option Plan for Non-Employee Directors.

 (6) Includes currently exercisable options to purchase 7,500 shares of common stock of Comerica and options to purchase 2,000 shares of common stock of Comerica which will become exercisable by May 27, 2001. Comerica granted these options under Comerica's Stock Option Plan for Non-Employee Directors.

 (7) Includes currently exercisable options to purchase 3,000 shares of common stock of Comerica and options to purchase 2,000 shares of common stock of Comerica which will become exercisable by May 27, 2001. Comerica granted these options under Comerica's Stock Option Plan for Non-Employee Directors.

 (8) Includes 661,932 shares owned by a corporation and 12,246 shares owned by Mr. Fisher as a trustee. Mr. Fisher shares voting and investment powers over these shares and disclaims beneficial ownership of them. The shares shown for Mr. Fisher do not include 147,243 shares owned by members of his family and shares held in trust for their benefit. Mr. Fisher does not beneficially own these shares under the rules of the SEC. Mr. Fisher's ownership combined with the ownership of these family members totals 2,754,212 shares.

 (9) Includes 9,500 shares of restricted stock and options to purchase 103,288 shares of Comerica, which Comerica granted to Mr. Fulton under Comerica's Long-Term Incentive Plan.

(10) Includes 10,500 shares of restricted stock and options to purchase 269,275 shares of common stock of Comerica, which Comerica granted to Mr. Lewis under Comerica's Long-Term Incentive Plan.

(11) Includes 14,000 shares of restricted stock and options to purchase 605,050 shares of common stock of Comerica, which Comerica granted to Mr. Miller under Comerica's Long-Term Incentive Plan. The shares shown for Mr. Miller also include 15,000 shares owned by Mr. Miller's spouse as trustee, 714 shares owned jointly by Mr. Miller and his son and 450 shares owned jointly by Mr. Miller and his daughter. Mr. Miller disclaims beneficial ownership of the shares owned by his spouse as trustee, and the shares he owns jointly with his son and daughter.

(12) Includes currently exercisable options to purchase 1,500 shares of common stock of Comerica and options to purchase 2,000 shares of common stock options to purchase common stock of Comerica, which will become exercisable by May 27, 2001. Comerica granted these options under Comerica's Stock Option Plan for Non-Employee Directors.

(13) Includes currently exercisable options to purchase 5,786 shares of common stock of Comerica and options to purchase 2,000 shares of common stock of Comerica which will become exercisable by May 27, 2001. Comerica granted these options under Comerica's Stock Option Plan for Non-Employee Directors.

(14) Includes the following number of shares deemed invested in Comerica common stock under a deferred compensation plan which requires non-employee directors to defer at least 50% of their annual retainer: Lillian Bauder, 6,036 shares; James F. Cordes, 1,457 shares; Peter D. Cummings, 2,286 shares; J. Philip DiNapoli, 1,325 shares; Anthony F. Earley, Jr., 353 shares; Max M. Fisher, 1,754 shares; Roger Fridholm, 2,308 shares; Todd W. Herrick, 363 shares; David Baker Lewis, 397 shares; Wayne B. Lyon, 2,915 shares; Alfred A. Piergallini, 1,321 shares; John W. Porter, 402 shares; Heinz C. Prechter, 2,268 shares; Howard F. Sims, 1,873 shares; Robert S. Taubman, 367 shares; William P. Vititoe, 367; Martin D. Walker, 2,915 shares; Patricia M. Wallington, 1,202 shares; Gail L. Warden, 367 shares; and Kenneth L. Way, 2,651 shares.

 (15) Includes 71,000 shares of restricted stock and 1,414,791 options to purchase shares of Comerica's common stock beneficially owned by incumbent directors, nominees and executive officers as a group. Comerica granted these options under Comerica's Long-Term Incentive Plan, option plans of Manufacturers National Corporation and Comerica's Stock Option Plan for Non-Employee Directors. Pursuant to the terms of the merger agreement with Manufacturers National Corporation, Comerica agreed to issue its stock in satisfaction of options issued under the option plans of Manufacturers National Corporation.

 (16) Consists of twenty non-employee directors and nominees and seven current executive officers, including two of whom are employee directors.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that Comerica's directors, executive officers and persons who own more than ten percent of a registered class of Comerica's equity securities file reports of stock ownership and any subsequent changes in stock ownership with the SEC and the New York Stock Exchange not later than specified deadlines. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, Comerica believes that, during the year ended December 31, 2000, each of its executive officers, directors and greater than ten percent shareholders complied with all such applicable filing requirements.

                         TRANSACTIONS OF DIRECTORS AND
                        EXECUTIVE OFFICERS WITH COMERICA

The incumbent directors, director nominees and executive officers of Comerica, their related entities, and members of their immediate families were customers of and had transactions (including loans and loan commitments) with banking affiliates of Comerica during 2000. Comerica made all loans and commitments in the ordinary course of business, on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons not affiliated with Comerica or its subsidiaries, and the transactions did not involve more than the normal risk of collection or present other unfavorable features. All loan transactions presently in effect with any incumbent director, nominee, executive officer or related entity are current as of the date of this Proxy Statement.

                               EXECUTIVE OFFICERS

The following table provides information about persons who were Comerica's executive officers during the fiscal year ended December 31, 2000 as well as the current fiscal year. The executive officers in the year 2000 were the Chairman, President and Chief Executive Officer, Vice Chairmen, Executive Vice Presidents, Chief Accounting Officer and other officers designated by Comerica's Board. The Board has determined that the officers who are in charge of principal business units, divisions or functions, and officers of Comerica or its subsidiaries who perform significant policy making functions for Comerica are currently the Chairman, President and Chief Executive Officer, Vice Chairmen, the General Counsel, the Chief Information Officer and the Chief Accounting Officer, being Messrs. Miller, Babb, Buttigieg, Lewis, Madison, Beran and Elenbaas.

                                    AGE
                                   AS OF                                                            EXECUTIVE
                                 APRIL 20,                         FIVE-YEAR                         OFFICER
             NAME                  2001                     BUSINESS EXPERIENCE(1)                    SINCE
-------------------------------------------------------------------------------------------------------------
Ralph W. Babb, Jr. ............     52       Vice Chairman (since March 1999) and Chief Financial     1995
                                             Officer (since June 1995), Executive Vice President
                                             (June 1995-March 1999), Comerica Incorporated and
                                             Comerica Bank.
John R. Beran..................     48       Executive Vice President and Chief Information           1995
                                             Officer (since May 1995), Comerica Incorporated and
                                             Comerica Bank.
Joseph J. Buttigieg, III.......     55       Vice Chairman (since March 1999) Comerica                1992
                                             Incorporated and Comerica Bank; Executive Vice
                                             President (June 1995-March 1999) Comerica
                                             Incorporated; Executive Vice President (since June
                                             1992), Comerica Bank.
Richard A. Collister...........     56       Executive Vice President, Comerica Incorporated and      1992
                                             Comerica Bank.
Marvin J. Elenbaas.............     49       Senior Vice President, Controller and Chief              1997
                                             Accounting Officer (since March 1998); First Vice
                                             President, Controller and Chief Accounting Officer
                                             (until March 1998); First Vice President (from June
                                             1992 until October 1997), Comerica Incorporated and
                                             Comerica Bank.
George C. Eshelman.............     48       Executive Vice President, Comerica Incorporated and      1994
                                             Comerica Bank.
J. Michael Fulton..............     52       Executive Vice President (since May 1997), Comerica      1993
                                             Incorporated; President and Chief Executive Officer
                                             (since July 1993), Comerica Bank-California.
Dale E. Greene.................     54       Executive Vice President (since March 1996), Senior      1996
                                             Vice President (until March 1996), Comerica Bank.
Charles L. Gummer..............     54       Executive Vice President (since May 1997), Comerica      1992
                                             Incorporated; President and Chief Executive Officer,
                                             Comerica Bank-Texas.
John R. Haggerty...............     57       Executive Vice President, Comerica Incorporated and      1994
                                             Comerica Bank.
Thomas R. Johnson..............     57       Executive Vice President, Comerica Incorporated.         1992

                                    AGE
                                   AS OF                                                            EXECUTIVE
                                 APRIL 20,                         FIVE-YEAR                         OFFICER
             NAME                  2001                     BUSINESS EXPERIENCE(1)                    SINCE
-------------------------------------------------------------------------------------------------------------
John D. Lewis..................     52       Vice Chairman (since January 1994 and January            1988
                                             1990-June 1992), Executive Vice President (June
                                             1992-January 1994), Comerica Incorporated; Vice
                                             Chairman (since March 1995 and January 1990-June
                                             1992), Comerica Bank.
Judith S. Love.................     44       Senior Vice President, Finance (since April 1999),       1999
                                             Senior Vice President, Real Estate, General Services
                                             and Commercial Loan Operations (April 1998-April
                                             1999); Project Director, Phase III -- Direction 2000
                                             (September 1996-April 1998), Comerica Incorporated;
                                             Senior Vice President, Middle Market Lending (April
                                             1995-September 1996), Comerica Bank.
George W. Madison..............     47       Executive Vice President, General Counsel and            1997
                                             Corporate Secretary (since January 1997), Comerica
                                             Incorporated; Executive Vice President, General
                                             Counsel, Corporate Secretary and Cashier (since
                                             January 1997), Comerica Bank; Partner (January
                                             1989-January 1997), Mayer, Brown & Platt (law firm).
Ronald P. Marcinelli...........     51       Executive Vice President, Comerica Incorporated and      1995
                                             Comerica Bank.
Eugene A. Miller...............     63       Chairman, President and Chief Executive Officer          1978
                                             (since June 1999), Comerica Incorporated and Comerica
                                             Bank; Chairman and Chief Executive Officer, (June
                                             1993 to June 1993 Comerica Incorporated; Chairman and
                                             Chief Executive Officer Chief Executive Officer (June
                                             1992-June 1999), Comerica Bank.
Thomas D. Ogden................     52       Senior Vice President, Credit Administration (since      1999
                                             May 1999), Comerica Incorporated and Comerica Bank;
                                             Senior Vice President, Treasury Management (June
                                             1995-April 1999); Senior Vice President, Michigan
                                             Corporate Banking (January 1992-June 1995) Comerica
                                             Bank.
David B. Stephens..............     55       Executive Vice President, Comerica Incorporated and      1994
                                             Comerica Bank.
James R. Tietjen...............     41       Senior Vice President and General Auditor (since         1995
                                             January 1995), Comerica Incorporated.

------------------------------
(1) This column includes principal occupations and employment with subsidiaries and other affiliates of Comerica and of Manufacturers National Corporation. Comerica Bank, Comerica Bank-California and Comerica Bank-Texas are wholly-owned subsidiaries of Comerica.

                       COMPENSATION OF EXECUTIVE OFFICERS

The following table summarizes the compensation of the five officers of Comerica (the "named executive officers") who were executive officers as of the end of the fiscal year ended December 31, 2000 and received the highest compensation during such fiscal year, and includes their compensation for the fiscal years ended December 31, 1999 and December 31, 1998.

                           SUMMARY COMPENSATION TABLE

---------------------------------------------------------------------------------------------------------------------------------
                                                                                    LONG-TERM COMPENSATION
                                                                              -----------------------------------
                            ANNUAL COMPENSATION                                        AWARDS             PAYOUTS
---------------------------------------------------------------------------------------------------------------------------------
                                                                              RESTRICTED    SECURITIES
                                                                  OTHER          STOCK      UNDERLYING     LTIP       ALL OTHER
                                                                 ANNUAL        AWARD(S)       OPTIONS     PAYOUTS   COMPENSATION
                                FISCAL  SALARY      BONUS     COMPENSATION      (1)(2)        (3)(4)        (5)        (6)(7)
 NAME AND PRINCIPAL POSITION     YEAR      $          $             $              $            (#)          $            $
 ---------------------------    ------  ------      -----     ------------    ----------    ----------    -------   ------------
Eugene A. Miller                 2000   870,000   1,392,000      10,939         581,000       115,000     348,000      37,267
Chairman of the Board,
 President                       1999   810,000   1,270,100      12,286               0        75,000     349,900      38,202
and Chief Executive Officer      1998   750,000   1,200,000      10,247               0        75,000     300,000      32,586
Comerica Incorporated and
Comerica Bank

John D. Lewis                    2000   455,000     637,000       9,062         311,250        75,000     183,325      15,490
Vice Chairman, Comerica          1999   430,000     589,960       8,836               0        50,000     188,933      14,815
Incorporated and Comerica Bank   1998   410,000     574,000       7,936         207,000        50,000     166,777      13,788

Ralph W. Babb, Jr.               2000   430,000     602,000      12,750         311,250        75,000     153,313      17,206
Vice Chairman and Chief          1999   375,000     496,125      14,937               0        40,000     141,826      16,081
Financial Officer, Comerica      1998   340,000     408,000      17,550         207,000        25,000     117,233      14,985
Incorporated and Comerica Bank

Joseph J. Buttigieg, III         2000   405,000     567,000       8,051         311,250        75,000     143,329      10,509
Vice Chairman,                   1999   350,000     463,050       7,917               0        40,000     128,338       9,216
Comerica Incorporated and        1998   315,000     378,000       7,737         207,000        25,000     101,681       7,877
Comerica Bank

J. Michael Fulton                2000   323,658     387,600       6,631         145,250        18,000     106,506      14,216
Executive Vice President,
 Comerica                        1999   305,000     358,700       6,631               0        25,000      96,847      13,017
Incorporated President and
 Chief                           1998   290,000     300,000       8,201         207,000        25,000      72,523      11,020
Executive Officer, Comerica
Bank -- California

LTIP = long-term incentive plan

(1) The value of the 1998 and the 2000 restricted stock award is calculated based on the price of Comerica's common stock of $69.00 and $41.50, respectively, on the grant date. In addition, as of December 31, 2000, each of the named executive officers held the following number of shares of common stock ("restricted stock"), which the named executive officer will forfeit if he does not remain an employee for the term established by
    Comerica: Eugene A. Miller, 14,000 shares with a market value of $831,250; John D. Lewis, 10,500 shares with a market value of $623,438; Ralph W. Babb Jr., 10,500 shares with a market value of $623,438; Joseph J. Buttigieg, III, 10,500 shares with a market value of $623,438; J. Michael Fulton, 9,500 shares with a market value of $564,063. Comerica calculated the market value using the closing price of Comerica's common stock of $59.375 per share on December 29, 2000, the last trading date prior to December 31, 2000. The market value does not give effect to any diminution in value due to the restrictions on this stock.

(2) Comerica pays dividends on restricted stock at the same rate and on the same terms that it pays dividends on its common stock.

(3) Comerica has never granted stock appreciation rights under Comerica's Long-Term Incentive Plan.

(4) Numbers reflect the 1998 "3 for 2" stock split.

(5) Amounts in this column represent incentive awards based on Comerica's average return on equity performance for a three-year period from 1998 through 2000. Comerica pays the award to each of the named executive officers in cash and fifty percent of the award automatically invested in shares of non-transferable common stock. If the participant defers the award, one hundred percent of deferred awards are deemed invested in Comerica common stock and are paid out in common stock. Executives may not transfer stock awarded through this program until the executive's employment with Comerica terminates ("non-transferable stock"). On March 27, 2001, Eugene A. Miller received 5,797 shares of non-transferable stock pursuant to his 2000 incentive award, which number of shares Comerica calculated using a market price of $60.03 on that date. On March 9, 2001, each of the named executive officers received shares of non-transferable stock pursuant to their 2000 incentive awards: John D. Lewis, 2,876 shares; Ralph W. Babb Jr., 2,405 shares; Joseph J. Buttigieg, III, 1,124 shares; J. Michael Fulton, 835 shares. Comerica calculated the number of shares to be awarded using a market price of $63.47 on that date.

(6) Amounts for 2000 for each of the named executive officers include a $1,000 matching contribution and a $3,947 performance match under Comerica's 401(k) plan. Amounts for 2000 also include life insurance premiums paid by Comerica for the benefit of the named executive officers (Eugene A. Miller, $27,320; John D. Lewis, $10,543; Ralph W. Babb, Jr., $7,259; Joseph J. Buttigieg, III, $5,562; J. Michael Fulton, $4,269).

(7) Amounts for 2000 for each of the named executive officers include Employee Stock Purchase Plan matching contributions for the following named executive officers in the amount set forth opposite such officer's name (Quarterly
    Match: Eugene A. Miller, $3,750; Ralph W. Babb, Jr., $3,750; J. Michael Fulton, $3,750. Retention Match: Eugene A. Miller, $1,250; Ralph W. Babb, Jr., $1,250; J. Michael Fulton, $1,250). All participants in the Employee Stock Purchase Plan are eligible to receive matching contributions.

The following table provides information on stock options Comerica granted in 2000 to the named executive officers.

                      OPTION GRANTS IN LAST FISCAL YEAR(1)

                                                                                          POTENTIAL REALIZABLE VALUE
                                 INDIVIDUAL GRANTS                                         AT ASSUMED ANNUAL RATES
                                                                                         OF STOCK PRICE APPRECIATION
                                                                                              FOR OPTION TERM(3)
------------------------------------------------------------------------------------------------------------------------
                                            PERCENT OF
                              NUMBER OF    TOTAL OPTIONS
                              SECURITIES    GRANTED TO      EXERCISE
                              UNDERLYING     EMPLOYEES       OR BASE
                               OPTIONS       IN FISCAL        PRICE      EXPIRATION
              NAME            GRANTED(2)       YEAR          ($/SH)         DATE      0% ($)    5% ($)      10% ($)
              ----            ----------   -------------   -----------   ----------   ------    ------      -------
    Eugene A. Miller           115,000         5.02%          41.50       3/17/10       0      3,001,400   7,606,136
    John D. Lewis               75,000         3.27%          41.50       3/17/10       0      1,957,435   4,960,523
    Ralph W. Babb, Jr.          75,000         3.27%          41.50       3/17/10       0      1,957,435   4,960,523
    Joseph J. Buttigieg, III    75,000         3.27%          41.50       3/17/10       0      1,957,425   4,960,523
    J. Michael Fulton           18,000         0.79%          41.50       3/17/10       0        469,784   1,190,526

(1) Comerica has never granted stock appreciation rights under Comerica's Long-Term Incentive Plan.

(2) This column represents the number of options granted to each named executive officer in 2000. These options have a ten year term and become exercisable annually in 25% increments, beginning on January 19, 2001. The exercise price is equal to the fair market value of the shares covered by each option on the date each option was granted.

(3) Amounts in these columns represent the potential value which a holder of the option may realize at the end of the option's term assuming the annual rates of growth in the above columns. The value of the options has not been discounted to reflect present values. These amounts are not intended to forecast possible future appreciation, if any, of Comerica's stock price.

The following table provides information concerning the exercise of stock options by the named executive officers during the last fiscal year and the value of unexercised options at December 31, 2000.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES(1)

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                              OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                               (#)             ($)                YEAR-END                 FISCAL YEAR-END(2)
                         SHARES ACQUIRED      VALUE          (#)            (#)            ($)            ($)
         NAME              ON EXERCISE     REALIZED(3)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----            ---------------   -----------   -----------   -------------   -----------   -------------
 Eugene A. Miller            61,878         2,406,995      510,675        236,875      15,535,188      2,593,516
 John D. Lewis               19,878           789,795      215,213        147,812       6,256,545      1,538,217
 Ralph W. Babb, Jr.               0                 0       78,750        122,750       1,775,846      1,441,031
 Joseph J. Buttigieg,
   III                            0                 0      105,075        122,000       2,912,772      1,426,688
 J. Michael Fulton            8,328           353,859       79,538         53,000       2,125,320        393,469
----------------------------------------------------------------------------------------------------------------------

(1) Comerica has never granted stock appreciation rights under Comerica's Long-Term Incentive Plan.

(2) Value is calculated as of December 31, 2000 and is equal to the number of shares of common stock multiplied by the closing price of a share of Comerica's common stock. The closing price was $59.375 on December 29, 2000, the last trading day prior to December 31, 2000.

(3) Value is calculated based upon the difference between the per-share option exercise price and the market value of a share of Comerica's common stock on the date of exercise, multiplied by the applicable number of shares.

              LONG-TERM INCENTIVE AWARDS -- IN LAST FISCAL YEAR(1)

                                         ESTIMATED FUTURE PAYOUTS UNDER
                                          NON-STOCK PRICE-BASED PLANS
                          PERFORMANCE   THRESHOLD   TARGET    MAXIMUM(2)
          NAME              PERIOD         ($)        ($)        ($)
          ----            -----------   ---------   ------    ----------

Eugene A. Miller           1999-2001        0       194,000    388,000
John D. Lewis              1999-2001        0        97,000    169,750
Ralph W. Babb, Jr.         1999-2001        0        96,000    168,000
Joseph J. Buttigieg, III   1999-2001        0        91,000    159,250
J. Michael Fulton          1999-2001        0        34,300    102,900

(1) Participants earn long-term awards under the Management Incentive Plan based upon Comerica's attainment of specified objectives established by the Compensation Committee in relation to Comerica's average return on common equity during the three year performance period. Comerica pays the award in cash and fifty percent of the award is automatically invested in non-transferable shares of Comerica's common stock. If the participant defers the award, one hundred percent of the deferred awards are deemed invested in Comerica common stock and are paid out in common stock.

(2) Each year Comerica determines the amount necessary to fund long-term awards under the Management Incentive Plan for the upcoming year. The maximum stated for each named executive officer represents the targeted funded amount allocable to the aggregate annual incentive pool based on such executive officer's organizational level and base salary. Actual payments to the named executive officer are a function of the amount of the annual incentive received by such executive officer in each of the three performance years occurring during the performance period as a percentage of the aggregate annual incentive pool paid in those three years to all participants in the Management Incentive Plan. As a result, an individual's award may exceed or be less than the maximum funding allocable to that executive officer as stated in the table above. Under the plan, the long-term award, when combined with the annual incentive, currently cannot exceed 200% of the executive officer's base salary. Comerica used this limitation in setting forth the amounts in this table. In the event the shareholders approve the amendments to the Management Incentive Plan described in Proposal III of this Proxy Statement, the amounts in this table could change but would not exceed the 300% described in the proposed amendment.

                     DEFINED BENEFIT PENSION PLAN BENEFITS

Comerica maintains the Comerica Incorporated Retirement Plan (1994 Amendment and Restatement), a tax-qualified defined benefit pension plan (the "Pension Plan"). The Pension Plan is a consolidation of the former Manufacturers National Corporation Pension Plan (the "Manufacturers Plan") the Comerica Incorporated Retirement Plan (the "Comerica Plan") and pension plans of other companies acquired by Comerica (the "Acquired Companies' Plans"). Participants who retire under the Pension Plan receive a pension based on a formula which takes into consideration final average compensation and years of service, including years of service credited under the Manufacturers Plan, the Comerica Plan or the Acquired Companies' Plan applicable to the former participants of these plans.

The Pension Plan is a tax-qualified plan. As of December 31, 2000, under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), the maximum annual pension that any participant, including any named executive officer, may receive under a qualified defined benefit plan is $135,000. The maximum annual compensation of any participant which Comerica can consider in computing a pension under a qualified plan is $170,000. To the extent that Tables I, II and III reflect an annual pension greater than $135,000, or compensation above $170,000, Comerica will pay the participant, including any named executive officer, the additional amount under a non-qualified plan maintained by Comerica.

Table I below provides estimates of the amounts payable as an annual pension using various levels of final average compensation and years of service credited under the Pension Plan in 1994 and later years. Comerica calculated the amounts shown in Table I without applying the limitations under the Internal Revenue Code which are discussed above and which apply to the Pension Plan.

                  TABLE I: ANNUAL PENSION UNDER PENSION PLAN**
                       BASED ON YEARS OF CREDITED SERVICE

                                        YEARS OF SERVICE
FINAL AVERAGE   -----------------------------------------------------------------
COMPENSATION*      10         15         20         25         30          35
-------------      --         --         --         --         --          --
 $  100,000     $ 13,543   $ 20,315   $ 27,086   $ 33,858   $ 40,629   $   45,129
    200,000     $ 29,543   $ 44,315   $ 59,086   $ 73,858   $ 88,629   $   97,629
    300,000     $ 45,543   $ 68,315   $ 91,086   $113,858   $136,629   $  150,129
    400,000     $ 61,543   $ 92,315   $123,086   $153,858   $184,629   $  202,629
    500,000     $ 77,543   $116,315   $155,086   $193,858   $232,629   $  255,129
    600,000     $ 93,543   $140,315   $187,086   $233,858   $280,629   $  307,629
    700,000     $109,543   $164,315   $219,086   $273,858   $328,629   $  360,129
    800,000     $125,543   $188,315   $251,086   $313,858   $376,629   $  412,629
    900,000     $141,543   $212,315   $283,086   $353,858   $424,629   $  465,129
  1,000,000     $157,543   $236,315   $315,086   $393,858   $472,629   $  517,629
  1,500,000     $237,543   $356,315   $475,086   $593,858   $712,629   $  780,129
  2,000,000     $317,543   $476,315   $635,086   $793,858   $952,629   $1,042,629

------------------------------
 * Based on the average of the highest 5 consecutive years of earnings in the last 10 years of employment.

** Effective January 1, 2000, the Compensation Committee amended the Pension
   Plan to provide a funding mechanism for retirees terminating employment after January 1, 2000 to purchase additional health care insurance. This is a level benefit to all employees and is not based on final compensation. Instead, it provides $3 per "point" for each year of service and age for those who retire prior to their normal social security retirement date, and $1.50 per "point" for each year of service and age after their normal retirement age. Eligibility is based on the employee either being at age 60 with 10 years of service or at age 55 or later when an employee accumulates 80 points (for example, age 55 and 25 years of service, which would result in an annual payment of $240 until the normal social security retirement date, and of $120 thereafter).

Tables II and III below provide estimates of the amounts payable as an annual pension using various levels of final average compensation and years of service credited in years prior to 1994. Comerica calculated the amounts shown in Tables II and III without applying the limitations under the Internal Revenue Code which are discussed above and which apply to the Pension Plan.

                  TABLE II: ANNUAL PENSION UNDER COMERICA PLAN
                       BASED ON YEARS OF CREDITED SERVICE

                                      YEARS OF SERVICE (SRV)
FINAL AVERAGE   -------------------------------------------------------------------
COMPENSATION*      10         15         20         25          30           35
-------------      --         --         --         --          --           --
 $  100,000     $ 16,218   $ 24,326   $ 32,435   $ 40,544   $   48,653   $   56,761
    200,000     $ 33,718   $ 50,576   $ 67,435   $ 84,294   $  101,153   $  118,011
    300,000     $ 51,218   $ 76,826   $102,435   $128,044   $  153,653   $  179,261
    400,000     $ 68,718   $103,076   $137,435   $171,794   $  206,153   $  240,511
    500,000     $ 86,218   $129,326   $172,435   $215,544   $  258,653   $  301,761
    600,000     $103,718   $155,576   $207,435   $259,294   $  311,153   $  363,011
    700,000     $121,218   $181,826   $242,435   $303,044   $  363,653   $  424,261
    800,000     $138,718   $208,076   $277,435   $346,794   $  416,153   $  485,511
    900,000     $156,218   $234,326   $312,435   $390,544   $  468,653   $  546,761
  1,000,000     $173,718   $260,576   $347,435   $434,294   $  521,153   $  608,011
  1,500,000     $261,218   $391,826   $522,435   $653,044   $  783,653   $  914,261
  2,000,000     $348,718   $523,076   $697,435   $871,794   $1,046,153   $1,220,511

------------------------------
* Based on the average of the highest 5 consecutive years of earnings in the last 10 years of employment.

               TABLE III: ANNUAL PENSION UNDER MANUFACTURERS PLAN
                       BASED ON YEARS OF CREDITED SERVICE

                                     YEARS OF SERVICE (SRV)
FINAL AVERAGE   -----------------------------------------------------------------
COMPENSATION*      10         15         20         25         30          35
-------------      --         --         --         --         --          --
 $  100,000     $ 14,068   $ 21,101   $ 28,135   $ 35,169   $ 42,203   $   47,203
    200,000     $ 30,768   $ 46,151   $ 61,535   $ 76,919   $ 92,303   $  102,303
    300,000     $ 47,468   $ 71,201   $ 94,935   $118,669   $142,403   $  157,403
    400,000     $ 64,168   $ 96,251   $128,335   $160,419   $192,503   $  212,503
    500,000     $ 80,868   $121,301   $161,735   $202,169   $242,603   $  267,603
    600,000     $ 97,568   $146,351   $195,135   $243,919   $292,703   $  322,703
    700,000     $114,268   $171,401   $228,535   $285,669   $342,803   $  377,803
    800,000     $130,968   $196,451   $261,935   $327,419   $392,903   $  432,903
    900,000     $147,668   $221,501   $295,335   $369,169   $443,003   $  488,003
  1,000,000     $164,368   $246,551   $328,735   $410,919   $493,103   $  543,103
  1,500,000     $247,868   $371,801   $495,735   $619,669   $743,603   $  818,603
  2,000,000     $331,368   $497,051   $662,735   $828,419   $994,103   $1,094,103

------------------------------
* Based on the average of the highest 5 consecutive years of earnings in the last 10 years of employment.

The estimated years of service credited under the Pension Plan for each of the named executive officers as of April 20, 2001 are as follows: Eugene A. Miller, 35 years; John D. Lewis, 30.5 years; Ralph W. Babb, Jr., 4.5 years; Joseph J. Buttigieg, III, 29 years and J. Michael Fulton, 30 years. The years of service credited to Messrs. Miller and Lewis include the following years of service credited under the Comerica Plan for which a past service pension is payable under the Pension Plan: Mr. Miller, 35 years; Mr. Lewis, 23.5 years and Mr. Fulton, 22.6 years. The years of service credited to Mr. Buttigieg include the following years of service credited under the

Manufacturers Plan for which a past service pension is payable under the Pension
Plan: Mr. Buttigieg, 21.5 years. In addition, Comerica has contractually agreed to pay Mr. Babb additional pension amounts to equalize the effects of his earlier departure with his previous employer. See a description of Mr. Babb's agreement under the section captioned "Employment Contracts and Severance Agreements" in this Proxy Statement.

Under the Pension Plan, a participant who is unmarried at the time he or she retires generally receives a pension in the form of a straight life annuity, the annual amounts of which are listed in the tables above. A participant who is married at the time he or she retires generally receives a pension in the form of a joint and 50% survivor annuity, the amount of which is actuarially equivalent to the straight life annuity. The pension amounts appearing in the Pension Plan Tables assume that retirement will occur at age 65.

                 EMPLOYMENT CONTRACTS AND SEVERANCE AGREEMENTS

EUGENE A. MILLER is a party to an employment agreement with Comerica. The agreement provides that Mr. Miller will serve as Chairman of the Board and Chief Executive Officer of Comerica through June 30, 1999. On July 1, 1999, the term of the agreement extended automatically, and will extend automatically every two years until Mr. Miller's 65th birthday, unless a majority of the directors of Comerica vote against an extension. For the duration of the agreement, Comerica has agreed to nominate Mr. Miller to serve on its Board. The Change of Control Agreement, described below, supersedes this agreement if there is a Change of Control as defined in the Change of Control Agreement

During the term of his employment agreement, Comerica pays Mr. Miller a base salary and annual bonus payments in amounts determined by the Compensation Committee as commensurate with his position and performance. He also is eligible for option grants and restricted stock awards under Comerica's Long-Term Incentive Plan. These grants and awards also will be commensurate with his position and performance. In addition, Mr. Miller is eligible to participate in all of Comerica's executive compensation plans for senior executives which are in effect during the term of the employment agreement and in any employee benefit plans which Comerica maintains.

If Comerica terminates Mr. Miller's employment without cause, or Mr. Miller resigns for good reason, or Comerica causes Mr. Miller's employment agreement to expire prior to his 65th birthday, Mr. Miller will receive the following principal benefits:

     - three times his annual base salary plus an amount equal to his average annual bonus during the three-year period prior to the termination of his employment, which will be paid in quarterly installments over a three-year period;

     - accelerated vesting of any unexercised stock options;

     - the early lapse of restrictions on previously awarded shares of restricted stock;

     - continuation of health and accident insurance coverages for Mr. Miller and his wife for their lifetimes unless Mr. Miller receives comparable coverages from another source;

     - continuation of his life insurance coverage for three years; and

     - commencing at the end of the three year payment period referred to above, a payment in the form elected by Mr. Miller under Comerica's defined benefit pension plan and excess benefit plan, in an amount equal to the excess of (a) the retirement benefits Mr. Miller would have received under the plans if he continued to work until age 65, over (b) the retirement benefits he actually accrued under the plans.

If Mr. Miller's employment is terminated less than three years before his 65th birthday, Comerica will pro-rate the amount payable in connection with his salary for the time period remaining until he reaches age 65. If Mr. Miller's employment terminates for any of the reasons referred to above, the employment agreement also provides that Comerica will use its best efforts, subject to the fiduciary duties of the Board, to nominate Mr. Miller as a director for the remainder of his life or until he reaches the mandatory retirement age for members of the Board.

If Mr. Miller retires, resigns without a good reason, or if his employment terminates because of disability or death, or if Comerica terminates Mr. Miller's employment for cause, Mr. Miller will receive his annual base salary to the date of termination, and fringe benefits and life, health, disability and accident insurance to the date of termination.

If any payment to Mr. Miller under the employment agreement is subject to an excise tax under Section 4999 of the Internal Revenue Code, Mr. Miller will receive an additional payment so that the amount he receives equals the amount he would receive under the agreement if an excise tax was not imposed.

RALPH W. BABB, JR. is a party to a Supplemental Pension and Retiree Medical Agreement with Comerica. Comerica will provide Mr. Babb with a supplemental pension to equalize the effect his earlier departure from his previous employer had on his pension. In addition, Comerica will provide Mr. Babb and his spouse with retiree medical and accidental insurance coverage for his or her lifetime on a basis no less favorable than such benefits are provided to them as of the date of the agreement.

                          CHANGE OF CONTROL AGREEMENTS

Each named executive officer is a party to a change of control employment agreement with Comerica. These agreements become effective only in the event of a change of control as defined in the agreement.

The agreement is for an initial three-year period (the "Agreement Period"), commencing on the date the executive and Comerica sign the agreement, and is extended automatically at the end of each year for an additional one year unless Comerica delivers written notice to the named executive officer, at least sixty days prior to the annual renewal date, that his agreement will not be extended. Comerica intends that the Agreement Period will always be three years.

If a change of control of Comerica occurs during the Agreement Period, the employment period begins and Comerica will continue the executive's employment for a period of thirty months from the date of the change of control. During this employment period:

     - The executive's position and duties will be at least commensurate with the most significant duties held by him during the 120 day period prior the date of a change of control.

     - Comerica will assign the executive an office at the location where he was employed on the date the change of control occurred or an office less than 60 miles from such office.

     - Each executive will receive a monthly base salary equal to or greater than the highest monthly base salary he earned from Comerica during the twelve month period prior to the date of the change of control, and an annual cash bonus at least equal to the highest bonus he earned during any of the last three fiscal years prior to the date the change of control occurred. (Comerica will annualize the amount of the bonus earned by the executive during any of these years if the executive was not employed by Comerica for the entire three-year period.)

     - The executive also will be eligible to receive annual salary increases and to participate in all of Comerica's executive compensation plans and employee benefit plans, including health, accident, disability and life insurance benefit plans, at least equal to the most favorable of those plans which were in effect at any time during the 120 day period preceding the effective date of his agreement.

If the executive dies or becomes disabled during the employment period, he or his beneficiary will receive accrued obligations, including salary, pro rata bonus, deferred compensation and vacation pay, and death or disability benefits.

The agreement also provides severance benefits to the executive if Comerica terminates his employment for a reason other than cause or disability or if he resigns for good reason during the employment period. Good reason under the agreement includes termination of the agreement by the executive for any reason during the 30-day period immediately following the first anniversary of the change of control. If the executive becomes entitled to receive severance benefits under his agreement, he will receive in addition to other benefits:

     - any unpaid base salary through the date of termination;

     - a proportionate bonus based upon the highest annual bonus he earned during any of the last three fiscal years prior to the effective date of his agreement or during the most recently completed fiscal year;

     - an amount equal to three times his annual base salary;

     - an amount equal to three times the highest annual bonus he earned during any of the last three fiscal years prior to the effective date of his agreement or during the most recently completed fiscal year;

     - payment under Comerica's defined benefit pension plan and any excess benefit plan in which he participates, in an amount equal to the excess of: (a) the retirement benefits he would receive under the plans if he continued to receive service credit for three years after the date his employment was terminated, over (b) the retirement benefits he actually accrued under the plans;

     - continuation of health, accident, disability and life insurance benefits for three years after his employment terminates, unless he becomes eligible to receive comparable benefits during the three-year period; and

     - payment of any legal fees and expenses reasonably incurred by him to enforce his rights under the agreement.

If the Internal Revenue Service subjects any payment to the executive under the change of control employment agreement to an excise tax under Section 4999 of the Internal Revenue Code, the executive will receive an additional payment so that the amount he receives equals the amount he would receive under the agreement if an excise tax was not imposed. However, this additional payment will not be made to the executive unless the payment exceeds 110% of the payments that could have been made to him without the imposition of an excise tax.

The executive will also receive any benefits he may have under any other agreement with, or benefit plan or arrangement of, Comerica.
                         ------------------------------

The information contained in the Compensation Committee Report is not deemed to be soliciting material or to be filed for purposes of the Securities Exchange Act of 1934, shall not be deemed incorporated by reference by any general statement incorporating the document by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Comerica specifically incorporates such information by reference, and shall not be otherwise deemed filed under such acts.

                         COMPENSATION COMMITTEE REPORT

Comerica establishes the annual compensation for Comerica's Chairman, President and Chief Executive Officer based on the recommendation of the Compensation Committee to the Board of Directors. The Committee reviews and approves the annual compensation for Comerica's Vice Chairmen, Executive Vice Presidents, and other officers of the management team based on the recommendations of management. All the members of this committee are non-employee directors.

COMPENSATION PHILOSOPHY

Comerica designed its compensation program to attract, motivate, reward and retain superior executive talent. The program emphasizes performance-based compensation and encourages long-term strategic decision making.

The principal components of the executive compensation program are base salaries, annual and long-term management incentive awards and long-term stock incentive awards.

In determining appropriate levels of compensation for the Chairman, President and Chief Executive Officer, Vice Chairmen, Executive Vice Presidents, and other officers of the management team, the Compensation Committee evaluates: (1) individual performance; (2) Comerica's performance in relation to established goals; (3) Comerica's performance in relation to the 50 largest bank holding companies in the United States; and (4) compensation levels of select key competitors from the 50 largest bank holding companies.

The fifty largest bank holding companies are substantially the same institutions as those included in the Keefe-50 Bank Index used below in Comerica's performance graph, though there are some differences.

Comerica is committed to providing a senior officer compensation package that compares favorably with key competitors. Due to the banking industry's ongoing consolidation and reduction in the number of banks, the Compensation Committee relies on an annual review by external consultants to ensure calibration of an appropriate "compensation peer group." The "compensation peer group" consists of a subset of the 50 largest bank holding companies adjusted for mergers and acquisitions.

During the year, the Compensation Committee undertook a review of the annual Management Incentive Plan and the Long-Term Incentive Plan and focused on a number of modifications for the future. These changes are described in Proposals II and III, submitted for shareholder approval, as part of this Proxy Statement. The Compensation Committee will administer the Management Incentive Plan and the Long-Term Incentive Plan with such changes if the amendments receive shareholder approval.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

Comerica's Board of Directors relies on the Chairman, President and Chief Executive Officer to provide effective leadership and execute a successful business plan for the entire organization. Other key measures of the Chairman, President and Chief Executive Officer's performance include development of the senior managers of Comerica and the leadership role he plays within the community.

Subject to the Board's approval of his annual compensation, the Compensation Committee establishes Mr. Miller's base salary, management incentive award, stock option grants and, when appropriate, restricted stock awards in amounts commensurate with his performance and position. This is done in accordance with Comerica's compensation philosophy described above and in accordance with the terms of Mr. Miller's employment agreement discussed in this Proxy Statement under the heading "Employment Contracts and Severance Agreements."

BASE SALARIES

In the fourth quarter of 1999, Comerica, with the assistance of the Compensation Committee's compensation consultants, conducted a review of the competitiveness of Comerica's executive compensation program. Based on this review, the Compensation Committee determined that Comerica's base salary for the Chief Executive Officer was slightly below the median base salaries of the "compensation peer group." The Compensation Committee adjusts salaries annually to an appropriate level based on performance and contribution to the organization's success. The Compensation Committee adjusted the Chief Executive Officer's base salary by 7.5% to bring it to an appropriate level.

MANAGEMENT INCENTIVE PLAN

The Compensation Committee members believe that return on equity is a key measure of corporate performance. Therefore, Comerica maintains a Management Incentive Plan for executive officers which provides for incentives that are driven by Comerica's return on equity in relation to both the 50 largest bank holding companies and return on equity targets which are approved annually by the Compensation Committee.

For 2000, the payment of incentive awards was based on Comerica achieving a minimum return on equity of fourteen percent. Maximum incentive awards become payable when Comerica achieves a return on equity of nineteen percent or greater and finishes in the top ten of the 50 largest bank holding companies. The Compensation Committee established these targets in the first quarter of 1997. Upon determination of Comerica's performance in relation to these targets, the Compensation Committee established a pool of awards for distribution under the incentive plan. The distribution of individual awards to the Chairman, President and Chief Executive Officer and the other participants in the program is based on corporate performance, individual performance and individual levels of responsibility within Comerica. Mr. Miller's award under the plan is also subject to the terms of his employment agreement.

The 2000 management incentive awards for the Chairman, President and Chief Executive Officer and the other named executive officers are based on return on equity. For 2000, Comerica's return on equity of 21.16 percent placed Comerica at number nine among the 50 largest bank holding companies.

Mr. Miller's 2000 annual award under the Management Incentive Plan reflects Comerica's return on equity performance as well as Mr. Miller's contribution to that performance. Mr. Miller's 2000 annual cash compensation, which includes this award and his base salary, is calibrated based on Comerica's performance and comparison to the "compensation peer group."

To reward consistent superior performance over a three year period, the Management Incentive Plan provides for an additional award to be paid if Comerica's average return on equity for the most recent three year period ranks among the top twenty in the 50 largest bank holding companies. Comerica pays fifty percent of the additional award in the form of non-transferrable common stock and fifty percent in cash unless the named executive officer elects to defer the award. Deferred awards are invested one-hundred percent in Comerica common stock. Comerica attaches a non-transferability restriction to the stock grant which precludes the recipient from disposing of the stock prior to retirement or other termination of employment. The stock portion of the additional award serves to further align the interests of Comerica's senior officers with those of the shareholders.

Comerica's adjusted average return on equity of 21.26 percent for the three year period from 1998 through 2000 ranked seventh among the 50 largest bank holding companies. This is the fifth time since the inception of the plan that a long term incentive award was made to reward for this consistent superior performance.

STOCK-BASED AWARDS

Comerica's key officers and employees, including all of its named executive officers, are eligible to receive stock-based awards under Comerica's Long-Term Incentive Plan. The plan's objective is to align the interests of Comerica's key officers and employees with those of its shareholders.

Awards in 2000 consisted of stock option grants with exercise prices equal to the fair market value of Comerica's common stock on the grant date. Because executives receive value from stock option grants only in the event of stock price appreciation, the Compensation Committee believes stock options are a strong incentive to improve long term financial performance and increase shareholder value. Comerica encourages stock ownership for all levels of employees.

Grants of stock options to the Chairman, President and Chief Executive Officer and the other named executive officers are allocated from a pool of options which is created each year based on: (1) Comerica's overall performance and (2) a percentage of each officer's base salary. Each named executive officer's grant from the stock pool is based on the Compensation Committee's assessment of his or her individual performance, levels of responsibility and contributions to Comerica. The Compensation Committee's compensation consultants reported that the size of Comerica's stock option grants for the named executive officers is conservative when compared to the "compensation peer group."

STOCK OWNERSHIP GUIDELINES

Comerica has stock ownership guidelines which encourage senior officers to own a significant number of shares of Comerica's common stock. The stock ownership targets require Comerica's senior officers to own a number of shares with a value equal to the senior officer's annual salary times a certain multiple. Comerica encourages its senior officers to achieve the targeted stock ownership levels within five years of becoming a senior officer. As of December 31, 2000, the Chairman, President and Chief Executive Officer, Vice Chairmen and all Executive Vice Presidents met their respective stock ownership targets.

                            STOCK OWNERSHIP TARGETS

                                               MULTIPLE
                                                  OF            YEARS
                                                ANNUAL           TO
                 LEVEL                          SALARY         ATTAIN
  Chairman and Chief Executive Officer         5.0 times       5 Years
               President                       3.5 times       5 Years
             Vice Chairman                     3.0 times       5 Years
        Executive Vice President               3.0 times       5 Years
         Senior Vice President                 2.0 times       5 Years
          First Vice President                 1.0 time        5 Years

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

The Compensation Committee's objective is to structure Comerica's executive compensation programs to maximize the deductibility of executive compensation under the Internal Revenue Code. However, the Compensation Committee reserves the right in the exercise of its business judgment to establish appropriate compensation levels for executive officers that may exceed the limits on tax deductibility established under Section 162(m) of the Internal Revenue Code.

THE COMPENSATION COMMITTEE
Wayne B. Lyon, Chairman
Max M. Fisher
Alfred A. Piergallini
Martin D. Walker
Kenneth L. Way

                      PROPOSAL II SUBMITTED FOR YOUR VOTE
             APPROVAL OF AMENDMENTS TO THE LONG-TERM INCENTIVE PLAN

On March 20, 1997, the Compensation Committee of the Board of Directors adopted the Comerica Incorporated 1997 Long-Term Incentive Plan (the "LTIP") and the shareholders approved the LTIP in May of the same year. The LTIP is designed to provide selected key employees of Comerica and its affiliates with an incentive to achieve long-term corporate objectives, to attract and retain individuals of outstanding competence and to provide them with an equity interest in Comerica.

The LTIP is structured so that payments under the plan will qualify as performance-based compensation which is tax deductible under Section 162(m) of the Internal Revenue Code. Under Section 162(m), annual compensation in excess of one million dollars paid to a corporation's chief executive officer and the four other highest paid executive officers ("Covered Employees") is not deductible by the corporation for federal income tax purposes, unless such compensation is considered "performance-based compensation." For compensation to qualify as "performance-based compensation," certain conditions must be met, including shareholder approval of the material terms of the arrangement under which the compensation is paid.

On March 26, 2001, the Compensation Committee approved, subject to shareholder approval, the following amendments to the LTIP, which are designed to further the objectives of the LTIP and continue the tax deductibility of performance-based compensation paid under the plan. Your approval of these amendments will satisfy the shareholder approval requirement for performance based compensation.

AMENDMENTS. Comerica is seeking your approval on the following amendments to the LTIP:

     (1) The LTIP will be amended so that, subject to adjustments for changes in Comerica's capital structure, 16,000,000 shares of Comerica's common stock will be available for payments as compensation under the LTIP. This represents an amount that the Compensation Committee anticipates will be available for compensation awards over the next five years, with an average of 3,200,000 shares which could be awarded per year. The LTIP currently provides that 1.6% of Comerica's shares (including treasury shares) of common stock outstanding as of the preceding December 31st will be available for issuance in connection with awards under the LTIP. Utilizing the current formula, Comerica anticipates that it will grant awards for a total of 2,511,000 in 2001. Comerica currently does not anticipate making any additional grants of options for the year 2001, except in cases involving newly hired employees, and any such grants will be counted against the number of shares approved by these amendments. If the shareholders approve the amendment described in this paragraph, the evergreen feature of the LTIP will no longer be effective.

     (2) The LTIP will be amended to expand the performance criteria which the Compensation Committee may use in establishing performance targets for Comerica's management team and other key employees. The LTIP currently provides for the use of return on investments, cumulative earnings per share, or return on shareholders' equity for performance-based compensation, or any combination thereof. The amendments will enable the Compensation Committee to utilize: (i) earnings per share, (ii) return measures (including, but not limited to, return on assets, equity or sales), (iii) net income (before or after taxes), (iv) cash flow (including, but not limited to, operating cash flow and free cash flow), (v) cash flow return on investments, which equals net cash flows divided by shareholders' equity, (vi) earnings before or after taxes, interest, depreciation and/or amortization, (vii) internal rate of return or increase in net present value, (viii) gross revenues, (ix) gross margins, and (x) share price (including, but not limited to, growth measures and total shareholder return). The added criteria will provide flexibility to the Compensation Committee's ability to respond to changes at Comerica and in the industry and the economy.

     (3) The amendment will increase the maximum number of shares which the Compensation Committee may award to any participant in any calendar year. The current limitations are the lesser of (a) 10% of the total number of shares of common stock available for awards during that calendar year, and (b) 200,000 shares of common stock. This amendment would provide that the maximum number could not exceed the lesser of
         (a) 15% of the total number of shares of common stock available for awards during that calendar year, and (b) 350,000 shares of common stock.

PLAN DOCUMENT. The full text of the LTIP, as amended, is included as APPENDIX II to this Proxy Statement. The following summarizes the material features of the LTIP, including the proposed amendments. You are urged to read the full text of the LTIP which is included in this Proxy Statement.

ELIGIBLE EMPLOYEES. All senior officers of Comerica and its affiliates and any other employees determined by the Compensation Committee to have made or demonstrated the potential to make significant contributions to the successful performance of Comerica may be selected by the Compensation Committee to become participants in the LTIP. Directors of the corporation who are not salaried employees of Comerica or an affiliate are not eligible to participate. As of March 28, 2001, Comerica has selected approximately 3,000 employees to receive awards under the plan for the fiscal year 2001.

SHARES AVAILABLE UNDER THE LTIP. Sixteen million of Comerica's shares will be available for issuance in connection with awards under the LTIP, subject to adjustment under the terms of the plan. The Committee may not utilize more than 2,000,000 shares for options which qualify as "incentive stock options" as defined in Section 422 of the Internal Revenue Code. In addition, not more than 15% of the shares available for awards in any calendar year may be used for awards other than options.

Shares underlying stock options granted under the LTIP which expire, are not exercised or are forfeited, will again be available for awards under the plan. A participant may not receive an award in any calendar year which exceeds the lesser of (1) 15% of the total number of shares of common stock available for awards during that calendar year, and (2) 350,000 shares of common stock. In addition, a participant may not receive a cash award in any calendar year which exceeds $5,000,000. To date, Comerica has not granted any cash awards under the LTIP.

The Compensation Committee may equitably adjust the number of shares of common stock reserved for issuance under the LTIP and with respect to any outstanding awards, if there is a change in Comerica's capital structure as a result of any stock dividend, stock split, recapitalization, merger, consolidation, spin-off or other similar event, or any distribution to shareholders other than regular cash dividends.

As of March 28, 2001, options for 10,138,593 shares of common stock were outstanding, with a weighted average exercise price of $45.91, with a weighted average exercise term of 6.52 years, and 177,250 shares were subject to restricted stock awards that vest in full with dates ranging from January 3, 2002 to January 28, 2005.

Awards under the LTIP are entirely within the discretion of the Compensation Committee and, accordingly, benefits or amounts that will be received under the plan by eligible participants in the future are not determinable. Information with respect to options made under the LTIP in the last fiscal year is contained in Table captioned "Option Grants in Last Fiscal Year," on page 17.

MARKET VALUE OF COMMON STOCK. On April 10, 2001, the latest practicable date the information was available prior to the printing and mailing of this Proxy Statement, the closing price of a share of Comerica's common stock on the New York Stock Exchange was $60.45.

PERFORMANCE TARGETS AND CRITERIA. The Compensation Committee specifies performance targets in connection with awards. Performance targets may relate to the criteria to be approved by the shareholders, as previously described. The Compensation Committee may utilize other non-objective criteria for employees whose compensation is not subject to the limitations of Section 162(m) of the Internal Revenue Code.

AWARDS UNDER THE PLAN. The Compensation Committee may grant awards under the LTIP in any of the forms described below with or without receipt by Comerica of monetary consideration as determined by the Compensation Committee and subject to applicable law. The Compensation Committee also may grant other awards that involve payments or grants of shares of common stock or that are measured by share equivalent units, including awards valued by using measures other than the market value of shares of common stock.

Stock options may be granted either as non-qualified options or "incentive stock options" (as defined in Section 422 of the Internal Revenue Code). Incentive stock options expire no more than 10 years after the date they are granted. In addition, Comerica typically grants non-qualified options with terms no longer than ten years. The exercise price per share of common stock covered by any stock option will be equal to 100% of the fair market value of a share of common stock on the date of grant. The optionholder may pay the exercise price in cash, through tender of shares already owned by the optionholder, pledging the proceeds from the sale of shares in connection with exercise of the option, or by any combination of these methods.

The Compensation Committee may award shares as restricted stock subject to forfeiture until certain conditions have been fulfilled and/or a period of time has elapsed. Shares of restricted stock are non-transferable until all restrictions have been satisfied. At the discretion of the Compensation Committee, the recipient of a restricted stock award may or may not be entitled to voting and dividend rights during the restriction period.

The Compensation Committee may grant stock appreciation rights ("SARs") in conjunction with all or any part of a stock option granted under the LTIP, or independent of any option, with such terms and conditions determined by the Compensation Committee. Exercise of a SAR entitles a participant to receive an amount equal to the difference between the fair market value of one share of common stock on the date the SAR is exercised and the grant or stock option price, as the case may be, times the number of shares with respect to which the SAR is exercised. If any SAR has been granted in conjunction with a stock option, upon exercise of the option, the number of shares covered by the SAR will be reduced by the number of shares subject to the option exercise. Alternatively, upon exercise of the SAR, the number of shares covered by any related option will be reduced by the number of shares with respect to which the SAR is exercised. The Compensation Committee has discretion to determine whether any SAR will be settled in cash, shares or a combination thereof. To date, the Compensation Committee has not granted any SARs under the LTIP.

The Compensation Committee may also make Performance Awards which are the right to receive payment in shares of common stock based on attainment of performance goals during a performance period as determined by the Compensation Committee.

VESTING OF AWARDS. The Compensation Committee may condition vesting and/or the amount of any award on the attainment of performance goals it establishes. For any performance period, the Compensation Committee may measure performance objectives on an absolute basis or relative to a group of peer banks selected by the Compensation Committee, to internal goals or to levels attained in prior performance periods. During any performance period, the Compensation Committee may adjust the performance goals as it deems equitable in recognition of unusual or nonrecurring events affecting Comerica, changes in applicable tax laws or accounting principles or other factors the Compensation Committee deems relevant. However, the Compensation Committee may not adjust the performance goals for an award held by a Covered Employee with respect to the year in which the award is settled so as to increase the amount of compensation payable to the Covered Employee.

TRANSFERABILITY OF AWARDS. Unless the Compensation Committee specifies to the contrary, awards under the LTIP will be non-transferable except by will or pursuant to laws of intestacy.

TERMINATION AND AMENDMENT OF THE PLAN. The Compensation Committee may amend or terminate the LTIP at any time, without shareholder approval, except as otherwise required by law. Termination or amendment of the plan will not affect any individual's right to receive any incentive already earned. To date, the Compensation Committee has not used amendments to re-price any options and in the event the Compensation Committee determines to reprice any options, such re-pricing will be submitted to Comerica's shareholders for approval.

CHANGE OF CONTROL. In the discretion of the Compensation Committee, any award under the LTIP may become exercisable, vested or earned on an accelerated basis upon the occurrence of a change in control of Comerica.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES. A summary of the federal income tax consequences to individuals who receive awards under the LTIP, and to Comerica as a consequence of granting the awards is set forth below. The discussion is based upon interpretations of the relevant tax laws in effect as of March 2001. Comerica does not intend for the summary to constitute tax advice to any recipient of an award under the LTIP or to any other person. Each individual should seek tax advice with respect to the consequences of participating in the LTIP from his or her personal tax advisor.

An individual will not be in receipt of taxable income upon the grant or exercise of an incentive stock option (an "ISO"). If the individual holds the shares acquired on the exercise of an ISO for the requisite ISO holding period set forth in the Internal Revenue Code, he or she will recognize a long-term capital gain or loss upon the subsequent sale or exchange of the shares. (The requisite holding period requires that an individual make no disposition of the shares transferred pursuant to the ISO within two years from the date of grant or within one year after the transfer of the shares to the individual.) In that case, Comerica will not be entitled to a tax deduction. If an individual does not hold the shares acquired on the exercise of an ISO for that holding period, he or she may be in receipt of ordinary income based upon a formula set forth in the Internal Revenue Code. Comerica will be entitled to a tax deduction in the amount of the ordinary income reportable by the individual. To the extent the amount realized on the sale or exchange exceeds the market value of the shares on the date of the exercise of the ISO, the individual will recognize a capital gain. On the date of exercise of an ISO, however, the excess of the fair market value of the shares acquired over the exercise price may, in certain circumstances, be an "adjustment" for purposes of the alternative minimum tax.

Upon the grant of a nonqualified stock option, an individual will not be in receipt of taxable income. Upon exercise of the stock option, an individual will be in receipt of ordinary income in an amount equal to the excess of the market value of the acquired shares over their exercise price. Comerica will be entitled to a tax deduction in the year of the exercise in an amount equal to the amount of ordinary income.

Upon the grant of SARs, an individual will not be in receipt of taxable income. Upon the exercise of SARs, an individual will be in receipt of ordinary income in an amount equal to any cash payment and the market value of any shares distributed. Comerica will be entitled to a tax deduction equal to the income reportable by the individual.

The income tax consequences of other awards will depend upon the terms of the awards. In general, Comerica will be entitled to a deduction with respect to the awards only to the extent the recipient recognizes ordinary income in connection with his or her receipt of an award. It is Comerica's intention that Comerica will be entitled to a tax deduction with respect to awards to those individuals subject to Section 162(m) limitations if the awards are subject to the achievement of performance-based objectives specified by the Compensation Committee.

OTHER INFORMATION. In connection with the acquisition of Imperial Bancorp, Comerica assumed options outstanding under the 1986 Imperial Bank Stock Option Plan (the "Imperial Plan") and such outstanding options became exercisable for shares of Comerica common stock. As of March 28, 2001, there were options outstanding under the Imperial Plan for 1,027,531 shares of Comerica common stock. An additional 87,000 shares were available for grant under the Imperial Plan. The shares approved by the shareholders for grant under the LTIP will be in addition to these 87,000 shares. Comerica intends to grant these shares as options to eligible employees in 2001. Once granted, there will be no more shares available for grant under the Imperial Plan.

The Compensation Committee currently anticipates that together these shares will be sufficient for grants over the next five years for all eligible employees, including eligible employees acquired in the Imperial merger.

SHAREHOLDER VOTING REQUIREMENTS. If a quorum is present at the Annual Meeting, the affirmative vote of a majority of the votes cast in person or by proxy by shareholders represented and entitled to vote at the meeting is required for approval of the described amendments to LTIP. In tabulating the vote, abstentions will have the same effect as a vote against the described amendments to LTIP, however, broker non-votes will be disregarded and will not affect the outcome.

If the amendments to the LTIP are not approved by the shareholders, the Compensation Committee will continue to administer the LTIP as it currently exists and the LTIP would be otherwise unaffected by this vote.

COMERICA'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL TO AMEND THE LTIP.

                      PROPOSAL III SUBMITTED FOR YOUR VOTE
            APPROVAL OF AMENDMENTS TO THE MANAGEMENT INCENTIVE PLAN

On March 20, 1997, the Compensation Committee adopted the Comerica Incorporated Management Incentive Plan (the "MIP") and the shareholders approved the MIP in May of that year. Under this plan, Comerica has paid annual awards and awards based on a three-year performance period. Comerica pays these awards in cash, but fifty percent of the three year awards are automatically invested in non-transferable shares of the Comerica's common stock on behalf of the recipient of the award. Under the MIP, selected officers are eligible to receive annual and three year bonuses based on the level of attainment of corporate performance goals over one and three year performance periods taken together with the officer's individual performance. The MIP is designed to attract and retain employees of outstanding competence and to provide them with an equity interest in Comerica.

On March 26, 2001, the Compensation Committee approved, subject to shareholder approval, the following amendments to the MIP, which are designed to further the objectives of the MIP and continue the tax deductibility of performance-based compensation paid under the plan. Your approval of these amendments will satisfy the shareholder approval requirement for performance-based compensation.

AMENDMENTS. Comerica is seeking your approval for the following amendments to the MIP:

     (1) The amendment expands the performance criteria under the MIP which the Compensation Committee may use in establishing performance targets for Comerica's management team and other key employees. The MIP currently provides for the use of return on investments, cumulative earnings per share, or return on shareholders' equity for performance based compensation, or any combination thereof. The amendments will enable the Compensation Committee to utilize: (i) earnings per share, (ii) return measures (including, but not limited to, return on assets, equity or sales), (iii) net income (before or after taxes), (iv) cash flow (including, but not limited to, operating cash flow and free cash flow), (v) cash flow return on investments, which equals net cash flows divided by owner's equity, (vi) earnings before or after taxes, interest, depreciation and/or amortization, (vii) internal rate of return or increase in net present value, (viii) gross revenues, (ix) gross margins , and (x) share price (including, but not limited to, growth measures and total shareholder return). The added criteria will provide flexibility to the Compensation Committee's ability to respond to changes at Comerica and in the industry and the economy.

     (2) The Compensation Committee is recommending an increase in the maximum cash award receivable by any participant in any calendar year. The current limitation is the lesser of (1) 200% of his or her base salary and (2) $2,500,000. This amendment would increase this amount to the lesser of (1) 300% of his or her base salary and (2) $5,000,000.

     (3) The Compensation Committee is recommending that the performance periods of one and three years which are currently set forth in the MIP be amended to permit the Compensation Committee to set performance periods it determines to be appropriate. The Compensation Committee would establish performance periods within the time required by Section 162(m) of the Internal Revenue Code so as to maximize the deductibility of any compensation granted by the Compensation Committee. This flexibility would enable the Compensation Committee to respond to changes at Comerica and in the industry and the economy.

PLAN DOCUMENT. The full text of the MIP, as amended, is included as APPENDIX III to this Proxy Statement. The specific targets are maintained by the Compensation Committee and are not included with the plan document. The following is a summary of the material features of the MIP, including the proposed amendments. You are urged to read the full text of the MIP which is contained in this Proxy Statement.

ELIGIBLE EMPLOYEES. All senior officers, including the five Covered Employees, of Comerica or any of its affiliates are eligible to participate in the MIP. Directors of Comerica who are not salaried employees of Comerica or an affiliate are not eligible to participate.

ADMINISTRATION OF THE PLAN. The MIP is administered by the Compensation Committee or such other committee of directors as may be designated by Comerica's Board of Directors in the future. Any committee designated to administer the MIP must have at least two members and each member must meet the standards of independence necessary to qualify as an "outside director" under
Section 162(m) of the Code. Consequently, none of the eligible officers or employees of Comerica, or any of its affiliates, are permitted to serve on the Compensation Committee.

PERFORMANCE TARGETS. The Compensation Committee will establish corporate financial performance targets within the deadlines required by the regulations promulgated under Section 162(m) of the Internal Revenue Code. An incentive fund, from which bonuses may be paid to eligible individuals, will be established based on the level of attainment of the performance targets, the number of eligible individuals, each individual's officer rank and his or her annual base salary. Corporate financial targets will be based on the performance criteria described above in the amendments. Each eligible individual may receive a bonus based on his or her individual performance during the applicable performance period. However, in the case of any Covered Employee, the Compensation Committee may not increase the amount an individual is eligible to receive as calculated on the basis of the level of corporate performance under the pre-established performance targets relating to the performance period. Further, the aggregate amount of bonuses which may become payable in any year under the MIP to a Covered Employee may not exceed (1) 300% of his or her base salary and (2) $5,000,000, whichever amount is less. Bonuses may be settled in cash and/or shares of Comerica's common stock shortly after the end of each performance period.

For any performance period, the Compensation Committee may measure performance objectives on an absolute basis or relative to a group of peer banks selected by the Compensation Committee, to internal goals or to levels attained in prior performance periods. During any performance period, the Compensation Committee may adjust the performance goals as it deems equitable in recognition of unusual or nonrecurring events affecting Comerica, changes in applicable tax laws or accounting principles or other factors the Compensation Committee deems relevant. However, the Compensation Committee may not adjust the performance goals for an award held by a Covered Employee with respect to the year in which the award is settled so as to increase the amount of compensation payable to the Covered Employee.

On March 26, 2001, the Compensation Committee established performance targets under the MIP for the 2001 performance period and the 1999 to 2001 three-year performance period.

Once the Compensation Committee has determined the amount payable to any Covered Employee, it must certify the amounts in writing and authorize Comerica to make payments to the recipients in accordance with the provisions of the MIP.

AMENDMENT AND TERMINATION OF THE PLAN. The Compensation Committee may amend, modify or terminate the MIP in any manner at any time without the consent of any eligible individual. This plan will remain in effect until terminated by Comerica. Termination or amendment of the MIP will not affect any individual's right to receive any incentive already earned.

The following table provides information concerning estimated amounts which may awarded under the MIP for the period indicated.

                                 MAXIMUM AWARDS

                                                              DOLLAR VALUE OF    DOLLAR VALUE OF
                                                                   2001            1999 - 2001
                     NAME AND POSITION                         MAXIMUM AWARD      MAXIMUM AWARD
                     -----------------                        ---------------    ---------------
Eugene A. Miller............................................      1,940,000            970,000
  Chairman of the Board, President and Chief Executive
     Officer
John D. Lewis, Vice Chairman................................        873,000            388,000
Ralph W. Babb, Jr., Vice Chairman...........................        864,000            384,000
Joseph J. Buttigieg, III, Vice Chairman.....................        819,000            364,000
J. Michael Fulton...........................................        445,900            154,350
  Executive Vice President, Comerica Incorporated, and Chief
     Executive Officer, Comerica Bank-California
All Current Executive Officers as a Group...................      5,480,110          2,442,125
All Current Directors, who are not Executive Officers, as a
  Group.....................................................            -0-                -0-
All Current Employees, including Non-Executive Officers, as
  a Group...................................................     35,404,536         10,221,606

SHAREHOLDER VOTING REQUIREMENTS. If a quorum is present at the annual meeting, the affirmative vote of a majority of the votes cast in person or by proxy by shareholders represented and entitled to vote at the meeting is required for approval of the MIP. In tabulating the vote, abstentions will have the same effect as a vote against the described amendments to the MIP, however, broker non-votes will be disregarded and will not affect the outcome.

If the amendments to the MIP are not approved by the shareholders, the Compensation Committee will continue to administer the plan as it currently exists and the MIP will be otherwise unaffected by this shareholder vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL TO AMEND THE MIP.

The information contained in the Audit and Legal Committee Report and Performance Graph is not deemed to be soliciting material or to be filed for purposes of the Securities Exchange Act of 1934, shall not be deemed incorporated by reference by any general statement incorporating the document by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Comerica specifically incorporates such information by reference, and shall not be otherwise deemed filed under such acts.

                               PERFORMANCE GRAPH

The performance shown on the graph below is not necessarily indicative of future performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
       AMONG COMERICA INCORPORATED, KEEFE 50-BANK INDEX AND S&P 500 INDEX (ASSUMES $100 INVESTED ON 12/31/95 AND REINVESTMENT OF DIVIDENDS)
[PERFORMANCE GRAPH]

                                                  COMERICA INCORPORATED        KEEFE 50-BANK INDEX            S&P 500 INDEX
                                                  ---------------------        -------------------            -------------
1995                                                     100.00                      100.00                      100.00
1996                                                     135.00                      141.00                      123.00
1997                                                     239.00                      207.00                      164.00
1998                                                     276.00                      224.00                      211.00
1999                                                     194.00                      216.00                      255.00
2000                                                     255.00                      259.00                      232.00

                        AUDIT AND LEGAL COMMITTEE REPORT

The Audit and Legal Committee (the "Audit Committee") oversees Comerica's financial reporting process on behalf of the Board of Directors and is comprised of all outside directors who are independent, as required by, and meet the requirements of, the applicable rules of the New York Stock Exchange ("NYSE"). Management has primary responsibility for the financial statements, reporting processes and system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements included in Comerica's Annual Report on Form 10-K with management and the independent auditor, including a discussion of the quality, not just the acceptability, of the accounting principles, reasonableness of significant judgments, and clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditor, who is responsible for auditing and expressing an opinion on the conformity of Comerica's audited financial statements with accounting principles generally accepted in the United States, its judgment as to the quality, not just the acceptability, of the accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States, including Statement on Auditing Standards No. 61, "Communication With Audit Committees." Further, the Audit Committee has received and reviewed the written disclosures and the letter from the independent auditor required by Independence Standard No. 1, "Independence Discussions With Audit Committee," as amended, by the Independence Standards Board. In addition, the Audit Committee has discussed with the independent auditor the auditor's independence from management and Comerica. The Audit Committee discussed with the independent auditors their independence, considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditors' independence and received written confirmations from the independent auditors that the non-audit services provided by them is compatible with maintaining their independence.

The Audit Committee discussed with Comerica's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Comerica's internal controls, and the overall quality of Comerica's financial reporting. The Audit Committee held four meetings during fiscal 2000.

While the composition of the Audit Committee meets NYSE requirements, no member of the Audit Committee is professionally engaged in the practice of, or is an expert in, auditing or accounting, including in respect of auditor independence. To meet its responsibilities to the Board of Directors, members of the Audit Committee inquire of and rely on, without independent verification, the information provided and representations made by management and the independent auditors, relative to auditor independence, appropriateness of accounting and financial reporting principles, preparation and audit of the financial statements in accordance with accounting or auditing standards generally accepted in the United States and compliance with applicable laws and regulations. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that Comerica's financial statements are complete and accurate, that the audit of Comerica's financial statements has been carried out in accordance with auditing standards generally accepted in the United States, that the financial statements are presented in accordance with accounting principles generally accepted in the United States or that Comerica's independent auditors are in fact "independent."

In reliance on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee's charter, the Audit Committee has recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in Comerica's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors also have recommended the selection of Ernst & Young LLP as Comerica's independent auditor.

AUDIT FEES AND AUDIT RELATED FEES, FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES; ALL OTHER FEES

Aggregate fees billed by Ernst & Young LLP for professional fees rendered for the last fiscal year were: Annual audit of $537,000, and total other services of $1,690,000, of which $569,000 was for audit related services.

THE AUDIT AND LEGAL COMMITTEE

Martin D. Walker, Chairman
Lillian Bauder
J. Philip DiNapoli
William P. Vititoe

March 27, 2001

                              INDEPENDENT AUDITOR

Upon recommendation of the Audit and Legal Committee, the Board selected Ernst & Young LLP as independent auditor to audit Comerica's financial statements for 2001. Ernst & Young audited Comerica's financial statements for 2000. Representatives of Ernst & Young will attend the annual meeting and you may ask questions of Ernst & Young, if you wish.

                             SHAREHOLDER PROPOSALS

If you would like Comerica to consider a proposal for inclusion in Comerica's Proxy Statement for the 2002 Annual Meeting of Shareholders, you must ensure that Comerica receives the proposal no later than December 21, 2001. Proposals must comply with applicable laws and regulations and you must mail the proposal to Comerica by certified or registered mail to the Corporate Secretary, Comerica Incorporated, Comerica Tower at Detroit Center, 500 Woodward Avenue, MC 3391, Detroit, Michigan 48226.

Under Comerica's bylaws, shareholders of Comerica must provide advance notice to Comerica if they wish to nominate persons for election as directors or propose items of business at an annual meeting of Comerica's shareholders. In the case of an annual meeting of shareholders, you must deliver this notice not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the immediately preceding year's annual meeting of shareholders (i.e., for the 2002 Annual Meeting of Shareholders, you must deliver such notice not later than the close of business on February 21, 2002 nor earlier than the close of business on January 23, 2002). If, however, Comerica calls the annual meeting of shareholders for a date that is more than 30 days before or more than 60 days after such anniversary date, Comerica must receive your notice not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which Comerica first made a public announcement of the date of such meeting of shareholders. If the number of directors to be elected to the Board at the annual meeting is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the immediately preceding year's annual meeting, then Comerica will consider your notice timely (but only with respect to nominees for any new positions created by such increase), if Comerica receives notice not later than the close of business on the 10th day following the day on which such public announcement is first made by Comerica. In the case of a special meeting of shareholders called for the purpose of electing directors, your written notice must be delivered not later than the close of business on the 10th day following the day on which Comerica mails notice or makes public disclosure of the date of the special meeting, whichever occurs first. You may receive a copy of Comerica's bylaws specifying the advance notice requirements by making a written request to the undersigned Corporate Secretary of Comerica.

                         ANNUAL REPORT TO SHAREHOLDERS

Comerica mailed the 2000 Annual Report to Shareholders, containing financial statements and other information about the operations of Comerica for the year ended December 31, 2000, to you in April 2001. You should not regard the 2000 Annual Report as proxy soliciting material.

                                 OTHER MATTERS

The Board is not aware of any other matter to be presented at the Annual Meeting. The Board does not intend to submit any additional matters for a vote at the meeting and no shareholder has provided the required notice of the shareholder's intention to propose any matter at the meeting. However, if any other matters are properly brought before the meeting, the shares represented by proxies in the accompanying form will be voted with respect to the matter in accordance with the judgment of the person or persons voting the shares.

Under Comerica's bylaws, the Board may, without notice, properly submit additional matters for a vote at the meeting. If the Board does so, the shares represented by proxies in the accompanying form will be voted with respect to the matter in accordance with the judgment of the person or persons voting the shares.

                                          By Order of the Board of Directors,

                                          /s/ GEORGE W. MADISON

                                          George W. Madison
                                          Executive Vice President,
                                          General Counsel and Corporate
                                          Secretary

April 20, 2001

                                                                      APPENDIX I

                             COMERICA INCORPORATED
                           AUDIT AND LEGAL COMMITTEE

RESOLVED, that the following persons are appointed to the AUDIT AND LEGAL COMMITTEE ("Audit Committee") of the Board of Directors (the "Board") of Comerica Incorporated (the "Company"):
                           MARTIN D. WALKER, Chairman
                             LILLIAN BAUDER, Ph.D.
                               J. PHILIP DiNAPOLI
                               WILLIAM P. VITITOE

RESOLVED FURTHER, that the Board hereby adopts and approves the following charter (the "Charter") for the Audit Committee:

A.  Structure and membership of the Audit Committee:

     1. The Audit Committee shall consist of at least three directors, all of whom shall have no relationship to the Company that may interfere with the exercise of their independence from management and the Company, and all of whom shall be financially literate, as such qualification is interpreted by the Board in its business judgment. At least one member of the Audit Committee must have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment.

     2. No Audit Committee member shall have been employed by the Company or any of its affiliates in the last three years.

     3. No Audit Committee member shall be an immediate family member of any executive officer employed by the Company or any of its affiliates in the last three years.

     4. No Audit Committee member shall be employed as an executive of another corporation where any of the Company's executives serves on that corporation's compensation committee.

     5. Committee members are not partners in, or controlling shareholders of, or an executive officer of, any for-profit business organization to which Comerica made or received payments significant(1) to Comerica or the director's organization in the past five years.

     6. Such other requirements as may be set forth by the Audit Committee from time to time.

B.  Scope and performance of the Audit Committee's responsibilities:

     1. Recommend to the Board the appointment of the outside auditor. The Audit Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor (or to nominate the outside auditor to be proposed for shareholder approval in any proxy statement). The outside auditor for the Company is ultimately accountable to the Board and the Audit Committee.

     2. Ensure that the outside auditor submits on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the auditor and the Company. Specifically, ensure receipt of the written disclosures and the letter from the outside auditor required by ISB Standard No. 1, as may be modified or supplemented. Actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside

---------------

(1)During either of the business organization=s two preceding years, commercial payments that exceed five percent of the (director's) business organization's consolidated gross revenue, or $200,000, whichever is more.

        auditor and recommend that the Board take appropriate action in response to the outside auditor's report to satisfy itself of the outside auditor's independence.

     3. Review with the outside auditor the scope of the annual independent audit and any reports issued in connection with the audit. Review the audited financial statements and the financial reporting process and recommend approval of the Proxy Statement and Form 10-K. Discuss with the outside auditor the matters required to be discussed by SAS 61, as may be modified or supplemented.

     4. Discuss the audited financial statements with management.

     5. Provide an Audit Committee report in the Company's annual proxy statement.

     6. At least annually, review with management the role and scope of the work performed by the internal auditors, approve the audit plan and periodically review the plan status and findings.

     7. At least annually, meet privately with the internal auditor and outside auditor.

     8. Review the periodic examinations made by regulatory authorities and any replies required in connection with the examinations.

     9. Periodically review the status of any pending litigation which could be costly to the Company or seriously affect the reputation of the Company.

   10. Review with management the programs and procedures to avoid conflicts of interest as well as those covering other aspects of business ethics.

   11. Review executive officer travel and entertainment expenses including executive perquisites to assess the reasonableness and appropriate documentation of the expenses.

   12. Review summary reports provided by the Consumer Compliance Officer and the Investment Services Compliance Officer to determine that corrective measures are implemented where appropriate.

   13. Review annually with management and the outside auditor their assessments of the adequacy of internal controls and the Company's compliance with designated laws and regulations as required by FDICIA.

   14. Review and reassess annually the adequacy of the Charter.

   15. Review annually and recommend to the Board for approval the Audit Policy and Code of Ethics.

   16. Review annually and recommend to the Board for approval the Disaster Protection Program for the Company.

   17. Review annually and recommend to the Board for approval the adequacy of insurance coverage.

   18. Institute investigations of suspected improprieties.

   19. Receive notification of filed Suspicious Activity Reports.

   20. Review with management the programs and procedures to promote compliance with laws and regulations, including Regulation O, and with corporate policy.

   21. Assist any committee designated as a compliance review committee of a Comerica affiliate in performing its functions as a compliance review committee.

   22. Retain special counsel or other expert assistance at the Audit Committee's discretion for any matter that comes before the Audit Committee.

   23. Review any other matters that may be delegated to the Audit Committee by the Board.

   24. Keep the Board informed of matters that come before the Audit Committee and advise the Board of any developments which the Audit Committee believes should have Board consideration.

   25. Such other responsibilities as may be set forth by the Audit Committee from time to time.

Charter responsibilities are fulfilled as indicated on a responsibility monitoring matrix on which the Audit Committee sets forth the action plans and schedules relating to the above-described responsibilities.

                                                                     APPENDIX II

                              AMENDED AND RESTATED
                             COMERICA INCORPORATED
                         1997 LONG-TERM INCENTIVE PLAN

SECTION 1. PURPOSE.

The purpose of Comerica's Long-Term Incentive Plan is to align the interests of employees of the Corporation selected to receive awards with those of shareholders by rewarding long term decision-making and actions for the betterment of the Corporation. Accordingly, eligible individuals may receive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Awards and Other Stock-Based Awards. Ownership of the Corporation's stock assists in the attraction and retention of qualified employees, and provides them with additional incentive to devote their best efforts to pursue and sustain the Corporation's superior long-term performance. This enhances the value of the Corporation for the benefit of its shareholders.

SECTION 2. DEFINITIONS.

A. "Affiliate" means (i) any entity that is controlled by the Corporation, whether directly or indirectly, and (ii) any entity in which the Corporation has a significant equity interest, as determined by the Committee.

B. "Agreement" means a written agreement, in a form approved by the Committee, which sets forth the terms and conditions of an Award, including, but not limited to, Performance Period, Restriction Period, as appropriate. Agreements shall be subject to the express terms and conditions set forth herein, and to such other terms and conditions not inconsistent with the Plan as the Committee shall deem appropriate.

C. "Award" means an Option, a Stock Appreciation Right, a Restricted Stock Award, a Performance Award or an Other Stock-Based Award pursuant to the Plan. Each Award shall be evidenced by an Agreement.

D. "Award Recipient" means an Eligible Individual who has received an Award under the Plan.

E. "Beneficiary" means any person(s) designated by an Award Recipient on a beneficiary designation form, or, if no form, any person(s) entitled to receive any amounts owing to such Award Recipient under this Plan upon his or her death by reason of having been named in the Award Recipient's will or trust agreement or having qualified as a taker of the Award Recipient's property under the laws of intestacy. If an Award Recipient authorizes any person, in writing, to exercise such individual's Options or Stock Appreciation Rights following the Award Recipient's death, the term "Beneficiary" shall include any person in whose favor such Options or Stock Appreciation Rights are exercised by the person authorized to exercise the Options or Stock Appreciation Rights.

F.  "Board" means the Board of Directors of Comerica Incorporated.

G. "Change of Control" shall have the meaning set forth in Exhibit A to this Plan.

H.  "Code" means the Internal Revenue Code of 1986, as amended.

I. "Committee" means the committee appointed by the Board to administer the Plan as provided herein. Unless otherwise determined by the Board, the Compensation Committee of the Board shall be the Committee.

J. "Corporation" means Comerica Incorporated, a Delaware corporation, and its successors and assigns.

K. "Disabled" or "Disability" means "Totally Disabled" within the meaning of such term as set forth in the Long-Term Disability Plan of Comerica Incorporated (the provisions of which are incorporated herein by reference), or as the Committee shall determine based on information provided to it. However, with respect to the rules relating to Incentive Stock Options, the term "Disabled" shall mean disabled as that term is utilized in Sections 422 and 22(e)(3) of the Code, or any successor Code provisions relating to ISOs.

L. "Eligible Individual" means any employee of the Corporation or any Affiliate who the Committee determines to be an Eligible Individual. Notwithstanding the foregoing, an Eligible Individual for purposes of receipt of the grant of an ISO shall be limited to those individuals who are eligible to receive ISOs under rules set forth in the Code and applicable regulations.

M.  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

N. "Fair Market Value" means the closing price of a Share on the New York Stock Exchange as reported on the Composite Tape as published in the Wall Street Journal; if, however, there is no trading of Shares on the date in question, then the closing price of the Shares as so reported, on the last preceding date on which there was trading shall instead be used to determine Fair Market Value. If Fair Market Value for any date in question cannot be determined as provided above, Fair Market Value shall be determined by the Committee by whatever method or means the members, in the good faith exercise of their discretion, at that time shall deem appropriate.

O. "Incentive Stock Option" or "ISO" means an Option granted pursuant to the Plan that meets the requirements of Section 422 of the Code, or any successor provision, and that is intended by the Committee to constitute an ISO.

P. "Nonqualified Stock Option" or "NQSO" means an Option granted pursuant to the Plan that is not intended to be an Incentive Stock Option.

Q.  "Option" means a Nonqualified Stock Option or an Incentive Stock Option.

R. "Other Stock-Based Award" means any right granted under Section 6(E) of the Plan.

S. "Performance Award" means any Award made pursuant to Section 6(D) of the Plan.

T. "Performance Measures" means, with respect to each Award, the criteria and objectives, determined by the Committee, which must be met during the applicable Performance Period or Restriction Period, as the case may be, as a condition of the holder's vesting of, and receipt of payment with respect to, or retention of, such Award. Such criteria and objectives may include,
    (i) earnings per share, (ii) return equity measures (including, but not limited to, return on assets, equity or sales), (iii) net income (before or after taxes), (iv) cash flow (including, but not limited to, operating cash flow and free cash flow), (v) cash flow return on investments, which equals net cash flows divided by owner's equity, (vi) earnings before or after taxes, interest, depreciation and/or amortization, (vii) internal rate of return or increase in net present value, (viii)gross revenues, (ix) gross margins or (x) share price (including, but not limited to, growth measures and total shareholder return). The Performance Measures pertinent to any Award shall be established at the time of the making of such Award and shall be set forth in the Agreement covering such Award.

U. "Performance Period" means the period designated by the Committee during which the Performance Measures applicable to an Award shall be measured. The Performance Period shall be established on or before the time of the making of the Award, and the length of any Performance Period shall be within the discretion of the Committee.

V. "Plan" means the Amended and Restated Comerica Incorporated 1997 Long-Term Incentive Plan.

W. "Restriction Period" means the period designated by the Committee during which Shares of Restricted Stock remain forfeitable.

X. "Restricted Stock Award" means an award of Shares pursuant to Section 6(C) of the Plan subject to such restrictions as may be imposed by the Committee. Shares of restricted stock shall constitute issued and outstanding Shares for all corporate purposes.

Y. "Retirement" means retirement in accordance with the policies of the Corporation or Affiliate which employs the Award Recipient.

Z. "Shares" means shares of Common Stock, $5.00 par value, of the Corporation or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 8 of the Plan.

AA. "Stock Appreciation Right" or "SAR" means a right granted under Section 6(B) of the Plan.

BB. "Tax Withholding Date" shall mean the earliest date the obligation to withhold tax with respect to an Award arises.

SECTION 3. STOCK SUBJECT TO THE PLAN.

Shares which may be issued pursuant to Awards under the Plan may be either authorized and unissued Shares, or authorized and issued Shares held in the Corporation's Treasury, Shares purchased in the open market or in private transactions or any combination of the foregoing. Subject to adjustment as provided in Section 8, there shall be reserved for issuance for the purpose of Awards under the Plan sixteen million (16,000,000) Shares. Not more than 15% of the Shares available for Awards may be utilized for Awards other than Options. However, Shares covered by Awards which are canceled or forfeited may be reutilized to make Awards. Not more than two million (2,000,000) Shares (subject to adjustment as provided in Section 8) shall be available for issuance pursuant to the exercise of Incentive Stock Options. The maximum number of Shares which may become subject to Awards to any Eligible Individual during any calendar year shall be the lesser of (i) 15% of the Shares available for Awards during such calendar year, and (ii) 350,000 Shares.

SECTION 4. ADMINISTRATION.

The Plan shall be administered by the Committee. In addition to any implied powers and duties that may be needed to carry out the provisions of the Plan, the Committee shall have all the powers vested in it by the terms of the Plan, including exclusive authority to select Eligible Individuals, to make Awards, to determine the type, size, terms and timing of Awards (which need not be uniform), to accelerate the vesting of awards in extraordinary circumstances, including the occurrence of a Change of Control of the Corporation or the termination of an Award Recipient's employment, to permit or prohibit the transfer of Awards, and to prescribe the form of the Agreements governing Awards.

The Committee may cancel all or any portion of any Award, whether or not vested or deferred, as set forth below. Upon cancellation, the Award Recipient shall forfeit the Award and any benefits attributable to such canceled Award or portion thereof. The Committee may cancel an Award if, in its sole discretion, the Committee determines in good faith that the Award Recipient has done any of the following: (i) committed a felony; (ii) committed fraud; (iii) embezzled;
(iv) disclosed confidential information or trade secrets; (v) was terminated for cause; (vi) engaged in any activity in competition with the business of the Corporation or any subsidiary or affiliate of the Corporation; or (vii) engaged in conduct that adversely affected the Corporation. The Executive Vice President -Corporate Staff of the Corporation, or such other person designated from time to time by the Chief Executive Officer of the Corporation (the "Delegate"), shall have the power and authority to suspend all or any portion of any Award if the Delegate makes in good faith the determination described in the preceding sentence. Any such suspension of an Award shall remain in effect until the suspension shall be presented to and acted on by the Committee at its next meeting. This paragraph shall have no application for a two year period following a Change of Control of the Corporation.

The Committee may interpret the Plan and the Agreements entered into pursuant to the Plan, establish, amend and rescind rules and regulations relating to the Plan, make any other determinations it believes necessary or advisable in connection with the administration of the Plan, and correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Agreement in the manner and to the extent the Committee deems appropriate.

Determinations of the Committee shall be made by a majority vote of its members at a meeting at which a quorum is present or pursuant to a unanimous written consent of its members. A majority of the members of the Committee shall constitute a quorum. All Committee determinations shall be final, conclusive and binding on the Corporation, any Award Recipient, Beneficiary or other interested party.

The Committee may authorize any one or more of its members, or any officer of the Corporation, to execute and deliver documents on behalf of the Committee. No member of the Committee shall be liable for any action or omission in connection with the Plan, except for his or her own willful misconduct.

SECTION 5. ELIGIBILITY.

Awards may only be made to Eligible Individuals. No member of the Committee shall be eligible to receive an Award under the Plan.

SECTION 6. AWARDS.

A. Options. The Committee may grant Options to Eligible Individuals in accordance with the provisions of this subsection subject to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine to be appropriate.

     1. Exercise Price. The purchase price per Share under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option, and such purchase price may not be decreased during the term of the Option other than pursuant to Section 8.

     2. Option Term. The term of each Option shall be fixed by the Committee; provided, however, that the maximum term of each Nonqualified Stock Option shall be ten years.

     3. Time and Manner of Exercise. The Committee shall determine the time or times at which an Option may be exercised, and the manner in which (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) payment of the exercise price with respect thereto may be made, or deemed to have been made. Any form of "cashless" exercise of an Option which is legally permissible may be utilized under the Plan in connection with the exercise of an Option.

     4. Employment Status.

       a. Retirement. An Award Recipient's Retirement shall not affect any current Options other than those granted in the calendar year of Retirement. All current Options other than those granted in the year of Retirement shall continue to vest pursuant to the vesting schedule applicable to such Options and any vested Option (including any ISO held by an optionee who is not Disabled), held by such individual shall continue to be in full force and effect, provided the term of the Option has not otherwise expired, for the remainder of the term of the Option. All options granted in the year of Retirement which have not otherwise vested shall terminate upon the date of Retirement.

       b. Disability. Upon the cessation of the Award Recipient's employment due to Disability, any Option held by such individual shall continue to be exercisable, provided the term of the Option has not otherwise expired, for a period of three years subsequent to the date of cessation of the Award Recipient's employment (or, in the case of any ISO held by an optionee who is Disabled, for a period of one year subsequent to such cessation date).

       c. Termination of Employment. Upon the cessation of the Award Recipient's employment for any reason other than Retirement, Disability or death, any Option held by such individual shall continue to be exercisable, provided the term of the Option has not otherwise expired, for a period of ninety days after the date of termination of the Award Recipient's employment.

       d. Death. Upon the Award Recipient's death (whether during his or her employment with the Corporation or an Affiliate or during any applicable post-termination exercise period), any Option held by such individual shall continue to be exercisable by the Beneficiary(ies) of the decedent, provided the term of the Option (as such term may have been shortened due to the Award Recipient's Retirement, Disability or termination of employment for any other reason) has not otherwise expired, for a period of one year after the date of the Award Recipient's death (or, in the case of ISOs, for a period of three months after the Award Recipient's death).

       e. Extension or Reduction of Exercise Period. In any of the foregoing circumstances, the Committee may extend or shorten the exercise period, but may not extend any such period beyond the term of the Option as originally established (or, insofar as this paragraph relates to SARs, the term of the SAR as originally established). Further, with respect to ISOs, as a condition of any such extension, the holder shall be required to deliver to the Corporation a release which provides that such individual will hold the Corporation and/or Affiliate harmless with respect to any adverse tax consequences the individual may suffer by reason of any such extension.

     5. Reload Options. With respect to Options granted pursuant to this Plan, the Committee may grant "reload" options pursuant to which grant the Award Recipient will receive a new Option when the payment of the exercise price of a previously granted Option is made by the delivery of Shares already owned by the Award Recipient pursuant to Section 6(A)(3) hereof, and/or when Shares are tendered or forfeited as payment of the amount required to be withheld under applicable income tax laws in connection with the exercise of an Option. Any such new Option shall be an Option to purchase the number of Shares not exceeding the sum of (A) the number of Shares tendered or forfeited to satisfy the purchase price upon the exercise of the previously-granted Option to which such "reload" option relates, and (B) the number of Shares tendered or forfeited as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of the Option to which such "reload" option relates. Such "reload" Options shall have a per share exercise price equal to the Fair Market Value as of the date of grant of the Shares covered by such Option.

B. Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to Eligible Individuals in accordance with the provisions of this subsection subject to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine to be appropriate. A Stock Appreciation Right granted under the Plan shall confer on the Award Recipient a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Agreement, the grant price, term, manner of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be those determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate. Except as otherwise provided herein, any SAR must be exercised during the period of the Award Recipient's employment with the Corporation or Affiliate. The provisions of Section 6(A)(4)(b)-(f) hereof shall apply for purposes of determining the exercise period in the event of the Award Recipient's Retirement, Disability, death or other termination of employment.

C. Restricted Stock. The Committee may make Restricted Stock Awards to Eligible Individuals in accordance with the provisions of this subsection subject to such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine to be appropriate.

     1. Nature of Restrictions. Restricted Stock Awards shall be subject to such restrictions, including Performance Measures, as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of restricted stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate; provided, however, that the minimum Restriction Period with respect to a Restricted Stock Award that is made subject to restrictions which are performance-related shall be one year. In the event a Restricted Stock Award is made subject to restrictions which are not performance-related, the minimum Restriction Period shall be three years.

     2. Stock Certificates. Shares of restricted stock under the Plan shall be evidenced by issuance of a stock certificate(s), which shall be held by the Corporation. Such certificate(s) shall be registered in the name of the Award Recipient and shall bear an appropriate legend which refers to the restrictions applicable to such Restricted Stock Award. Alternatively, shares of restricted stock under the Plan may be recorded in book entry form.

     3. Forfeiture; Delivery of Shares. Except as otherwise determined by the Committee, upon termination of an Award Recipient's employment (as determined under criteria established by the Committee) during the applicable Restriction Period, all Shares of restricted stock shall be forfeited and reacquired by the Corporation. However, in such circumstances, the Committee may waive, in whole or in part, any or all remaining restrictions applicable to the Restricted Stock Award. Shares comprising any Restricted Stock Award held by the Corporation that are no longer subject to restrictions shall be delivered to the Award Recipient (or his or her Beneficiary) promptly after the applicable restrictions lapse or are waived.

D. Performance Awards. The Committee may grant Performance Awards to Eligible Individuals in accordance with the provisions of this subsection subject to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine to be appropriate. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, restricted Shares), other securities, other Awards, or other property, and (ii) shall confer on the Award Recipient the right to receive a payment upon the attainment of Performance Measures during any Performance Period the Committee may establish. The payment of any Performance Award (or any part of any Performance Award) in Shares (whether or not such Shares are restricted Shares), other securities, other Awards or other property shall be in lieu of a cash payment of such Performance Award (or such part thereof). Subject to the terms of the Plan and any applicable Award Agreement, the Performance Measures to be achieved during any Performance Period, the length of any Performance Period and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.

E. Other Stock-Based Awards. The Committee may grant Other Stock-Based Awards to Eligible Individuals in accordance with the provisions of this subsection and subject to such additional terms and conditions, including Performance Measures, not inconsistent with the provisions of the Plan, as the Committee shall determine. Other Stock-Based Awards may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan; provided, however, that such grants must comply with applicable law.

F. General. Except as otherwise specified herein, the following provisions shall relate to Awards under the Plan:

     1. Consideration for Awards. Awards shall be made without monetary consideration or for such minimal monetary consideration as may be required by applicable law.

     2. Separate or Tandem Awards. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, in fulfillment of, or in substitution for, any other Award or any award made under any plan of the Corporation or any Affiliate other than this Plan. Awards granted in addition to, or in tandem with, other Awards, or in addition to, or in tandem with, awards made under any such other plan of the Corporation or any Affiliate may be made either at the same time as, or at a different time from, the making of such other Awards or awards.

     3. Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Agreement, payments or transfers to be made by the Corporation or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or an a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.

     4. Limits on Transfer of Awards. No Award and no right under any such Award shall be transferable by an Award Recipient otherwise than by will or by the laws of intestacy; provided, however, that, an Award Recipient may, in the manner established by the Committee, designate a Beneficiary to exercise the rights of the Award Recipient and to receive any property distributable with respect to any Award upon the death of the Award Recipient. Each Award or right under any Award shall be exercisable during the Award Recipient's lifetime only by the Award Recipient or, if permissible under applicable law, by the Award Recipient's guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Corporation or any Affiliate.

     5. Term of Awards. Subject to any specific provisions of the Plan, the term of each Award shall be for such period as may be determined by the Committee.

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

     6. Securities Law Restrictions. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, or the rules, regulations and other requirements of the Securities and Exchange Commission, the New York Stock Exchange, any other exchange on which Shares may be eligible to be traded or any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

     7. Limitation on Awards. The maximum amount of compensation payable with respect to any Award to any Eligible Officer under the Plan which is settled in cash will not exceed $5,000,000 for any calendar year.

SECTION 7. WITHHOLDING OF TAXES.

The Corporation will, if required by applicable law, withhold the minimum statutory amount of Federal, state and/or local withholding taxes in connection with the exercise or vesting of an Award. Unless otherwise provided in the applicable Agreement, each Award Recipient may satisfy any such tax withholding obligation by any of the following means, or by a combination of such means: (i) a cash payment; (ii) by delivery to the Corporation of already-owned Shares which have been held by the individual for at least six months having a Fair Market Value, as of the Tax Withholding Date, sufficient to satisfy the amount of the withholding tax obligation arising from an exercise or vesting of an Award; (iii) by authorizing the Corporation to withhold from the Shares otherwise issuable to the individual pursuant to the exercise or vesting of an Award, a number of shares having a Fair Market Value, as of the Tax Withholding Date, which will satisfy the amount of the withholding tax obligation; or (iv) by a combination of such methods of payment. If the amount requested is not paid, the Corporation may refuse to satisfy the Award.

SECTION 8. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

In the event the number of outstanding Shares changes as a result of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, split-up, split-off, spin-off, liquidation or other similar change in capitalization, or any distribution made to common stockholders other than cash dividends, the number or kind of shares that may be issued under the Plan pursuant to Section 3, and the number or kind of shares subject to, or the exercise price per share under, any outstanding Award, shall be automatically adjusted, and the Committee shall be authorized to make such other equitable adjustment of any Award or Shares issuable pursuant thereto, or in any Performance Measures relating to any Award, so that the value of the interest of the individual shall not be decreased by reason of the occurrence of such event. Any such adjustment shall be conclusive and binding.

SECTION 9. AMENDMENT AND TERMINATION.

The Committee may amend, modify or terminate the Plan, at any time, in such respects as it shall deem advisable. Any such amendment, modification or termination of the Plan shall not, without the consent of any Award Recipient, adversely affect his or her rights under an Award previously made. Any amendment by the Committee hereunder to reprice options granted under the Plan shall be subject to shareholder approval.

SECTION 10. MISCELLANEOUS PROVISIONS.

A. No employee or other person shall have any claim or right to receive an Award under the Plan.

B. Receipt of an Award shall not confer upon the Award Recipient any rights of a shareholder with respect to any Shares subject to such Award except as specifically provided in the Agreement relating to the Award.

C. The Plan, the making and exercise of Awards thereunder, and the obligations of the Corporation to satisfy Awards shall be subject to all applicable Federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required, and the Committee may impose any additional restrictions with respect to Awards in order to comply with any legal requirements applicable to Awards or to qualify for any exemption it may deem appropriate.

D.  The expenses of the Plan shall be borne by the Corporation.

E. By accepting an Award under the Plan or payment pursuant to any Award, each Award Recipient, legal representative and Beneficiary shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Committee or the Corporation.

F. Awards under the Plan shall be binding upon the Corporation, its successors, and assigns.

G. Nothing in the Plan, or in any Agreement entered into pursuant to the Plan, shall confer on an Award Recipient any right to continue in the employ of the Corporation or any Affiliate, or in any way affect the Corporation's (or such Affiliate's) right to terminate the individual's employment without prior notice, at any time, for any reason or for no reason.

H. Participation in the Plan shall not affect an individual's eligibility to participate in any other benefit or incentive plan of the Corporation.

I. A breach by any Award Recipient, his or her Beneficiary(ies), or legal representative, of any restrictions, terms or conditions contained in the Plan, any Agreement, or otherwise established by the Committee with respect to any Award will, unless waived in whole or in part by the Committee, cause a forfeiture of such Award.

J. This amended 1997 Long-Term Incentive Plan, effective as of November 19, 1999, shall be further amended and restated, effective as of May 23, 2001, (subject to approval of the stockholders of the Corporation on May 22, 2001), and thereafter shall remain in effect until terminated in accordance with Section 9 hereof.

K. Except to the extent superseded by Federal law, the provisions of this Plan shall be interpreted and construed in accordance with the laws of the State of Delaware.

Compensation Committee Approved: March 26, 2001
Board Approved: March 27, 2001
Shareholders Approved:

                                   EXHIBIT A
                               CHANGE OF CONTROL

For the purpose of this Plan, a "Change of Control" shall mean:

     1. The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (ii) the combined voting power of the then out standing voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection 3 of this Exhibit A; or

     2. Individuals who, as of the date hereof, constitute the Corporation's Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     3. Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the Corporation's assets (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the company resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the company resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

     4. Approval by the Corporation's shareholders of a complete liquidation or dissolution of the Corporation.

                                                                    APPENDIX III

                              AMENDED AND RESTATED
                             COMERICA INCORPORATED
                           MANAGEMENT INCENTIVE PLAN

SECTION 1. PURPOSE.

The purpose of the Comerica Incorporated Management Incentive Plan is to promote and advance the interests of Comerica Incorporated (the "Corporation") and its shareholders by enabling the Corporation to attract, retain and reward key employees of the Corporation and its Affiliates, and to qualify incentive compensation paid to Participants who are covered Employees as performance-based compensation within the meaning of Section 162(m) of the Code.

SECTION 2. DEFINITIONS.

The terms below shall have the following meanings:

A. "Affiliate" means (i) any entity that is controlled by the Corporation, whether directly or indirectly, and (ii) any entity in which the Corporation has a significant equity interest, as determined by the Committee.

B. "Annual Base Salary" means the participant's rate of annual salary as of the last December 1st occurring during the Performance Period.

C.  "Board" means the Board of Directors of the Corporation.

D.  "Code" means the Internal Revenue Code of 1986, as amended.

E. "Committee" means the committee appointed by the Board to administer the Plan as provided herein. Unless otherwise determined by the Board, the Compensation Committee of the Board shall be the Committee.

F. "Corporation" means Comerica Incorporated, a Delaware corporation, and its successors and assigns.

G. "Covered Employee" means a "covered employee" within the meaning of Section 162(m) of the Code.

H. "Incentive Payment" means, with respect to each Participant, the amount he or she may receive for the applicable Performance Period as established by the Committee pursuant to the provisions of the Plan.

I. "Participant" means any employee of the Corporation or an Affiliate who is designated by the Committee as eligible to receive an Incentive Payment under the Plan.

J. "Performance Goals" means (i) earnings per share, (ii) return measures (including, but not limited to, return on assets, equity or sales), (iii) net income (before or after taxes), (iv) cash flow (including, but not limited to, operating cash flow and free cash flow), (v) cash flow return on investments, which equals net cash flows divided by owner's equity, (vi) earnings before or after taxes, interest, depreciation and/or amortization,
    (vii) internal rate of return or increase in net present value, (viii) gross revenues, (ix) gross margins or (x) share price (including, but not limited to, growth measures and total shareholder return). Performance Goals with respect to awards for employees who are not Covered Employees may also be based on any other objective performance goals as may be established by the Committee for a Performance Period. Performance Goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated and may be based on or adjusted for any other objective goals, events, or occurrences established by the Committee for a Performance Period. Such

    Performance Goals may be particular to a line of business, subsidiary or other unit or may be based on the performance of the Corporation generally. Such Performance Goals may cover such period as may be specified by the Committee.

K. "Performance Period" means, with respect to any Incentive Payment, the period, not to be less than 12 months, specified by the Committee, including but not limited to, for a one-year performance period, the calendar year.

L. "Performance Targets" mean the specific measures which must be satisfied in connection with any Performance Goal prior to funding of any incentive pool.

M. "Plan" means the Amended and Restated Comerica Incorporated Management Incentive Plan.

SECTION 3. ADMINISTRATION.

The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have exclusive authority to interpret the Plan, to promulgate, amend, and rescind rules and regulations relating to it and to make all other determinations deemed necessary or advisable in connection with the administration of the Plan, including, but not limited to, determinations relating to eligibility, whether to make Incentive Payments, the terms of any such payments, the time or times at which Performance Goals are established, the Performance Periods to which Incentive Payments relate, and the actual dollar amount of any Incentive Payment. The determinations of the Committee pursuant to this authority shall be conclusive and binding.

The Committee may, in its discretion, authorize the Chief Executive Officer of the Corporation to act on its behalf, except with respect to matters relating to such Chief Executive Officer or which are required to be certified by a majority of the Committee under the Plan, or which are required to be handled exclusively by the Committee under Code Section 162(m) or the regulations promulgated thereunder.

SECTION 4. ESTABLISHMENT OF PERFORMANCE GOALS AND INCENTIVE PAYMENTS.

A.  Establishment of Performance Goals.  Prior to the earliest time required by
    Section 162(m) of the Code or the regulations thereunder, the Committee shall, in its sole discretion, for each such Performance Period, determine and establish in writing the following:

     1. The Performance Goals applicable to the Performance Period; and

     2. The Performance Targets pursuant to which the total amount which may be available for payment to all Participants as Incentive Payments based upon the relative level of attainment of the Performance Goals may be calculated.

B. Certification and Payment. After the end of each Performance Period, the Committee shall:

     1. Certify in writing, prior to the unconditional payment of any Incentive Payment, the level of attainment of the Performance Goals for the Performance Period;

     2. Determine the total amount available for Incentive Payments based on the relative level of attainment of such Performance Goals;

     3. In its sole discretion, adjust the size of, or eliminate, the total amount available for Incentive Payments for the Performance Period; and

     4. In its sole discretion, determine the share, if any, of the available amount to be paid to each Participant as that Participant's Incentive Payment, and authorize payment of such amount. In the case of a Participant who is a Covered Employee, the Committee shall not be authorized to increase the amount of the Incentive Payment for any Performance

        Period determined with respect to any such individual by reference to the applicable Performance Targets except to the extent permitted under
        Section 162(m) of the Code and regulations thereunder.

C. Conditional Payments. The Committee may authorize a conditional payment of a Participant's Incentive Payment prior the end of a Performance Period based upon the Committee's good faith determination of the projected size of
    (i) the total amount which will become available for payment as Incentive Payments for the Performance Period, and (ii) the amount determined with respect to any such Participant by reference to the Performance Targets.

D.  Other Applicable Rules.

     1. Unless otherwise determined by the Committee with respect to any Covered Employee or by the Corporation's Chief Executive Officer with respect to any other Participant (unless otherwise required by applicable law), no payment pursuant to this Plan shall be made to a Participant unless the Participant is employed by the Corporation or an Affiliate as of the date of payment; provided, however, in the event of the Participant's
        (i) retirement in accordance with the policies of the Corporation or Affiliate which employs the Participant, (ii) death, or (iii) disability (within the meaning of such term as set forth in the Long-Term Disability Plan of Comerica Incorporated or its successor, the provisions of which are incorporated herein by reference, or as the Committee shall determine based on information provided to it), the Corporation shall pay the Participant an Incentive Payment for the applicable Performance Period, which Incentive Payment shall be prorated based on the number of months the Participant was employed by the Corporation or an Affiliate during the applicable Performance Period, in which the Participant's retirement, death or disability occurred. In the case of the Participant's retirement, such payment shall be made at the end of the Performance Period during which the Participant retired in the normal course of payments made to all other participants, and in the case of the Participant's death or disability, such payment shall be made as soon as is administratively feasible following the date of the Participant's death or disability.

     2. Incentive Payments shall be subject to applicable federal, state and local withholding taxes and other applicable withholding in accordance with the Corporation's payroll practices as from time-to-time in effect.

     3. The maximum amount which may become payable to any Covered Employee in any calendar year as an Incentive Payment with respect to all Performance Periods completed during such calendar year shall be the lesser of (i) 300% of such Participant's Annual Base Salary, and (ii) $5,000,000.

     4. Incentive Payments calculated by reference to any Performance Periods shall be payable in cash, provided however, that such percentage as determined by the Committee shall automatically be invested on behalf of the recipient in shares of the Corporation's common stock, $5.00 par value per share ("Shares"). Any such Shares shall be subject to restrictions as may be determined by the Committee. In each case, Incentive Payments shall be made as soon as practical after the completion of the Performance Period. Notwithstanding anything in this
        Section 4(D)(4) to the contrary, if a Participant elects to defer receipt of all or any portion of an Incentive Payment under the provisions of any deferred compensation plan maintained by the Corporation, the provisions in this Plan (including the Provisions of this Section 4(D)(4)) regarding the timing and form of payment of Incentive Payments shall cease to apply to such deferred amounts and the provisions of the applicable deferred compensation plan shall govern the timing and form of payment of such deferred amounts.

     5. A Participant shall have the right to defer any or all of any Incentive Payment as permitted under the provisions of any deferred compensation plan maintained by the Corporation. The Committee, in its sole discretion, may impose limitations on the percentage or dollar amount of any Participant election to defer any Incentive Payment and may impose rules prohibiting the deferral of less than 100% of any Incentive Payment.

     6. Until paid to a Participant, awards shall not be subject to the claims of creditors and may not be assigned, alienated, transferred or encumbered in any way other than by will or pursuant to laws of intestacy.

SECTION 5. AMENDMENT OR TERMINATION.

The Committee may amend, modify or terminate the Plan in any respect at any time without the consent of any Participant. Any such action may be taken without the approval of the Corporation's shareholders unless shareholder approval is required by applicable law. Termination of the Plan shall not affect any Incentive Payments earned prior to, but payable on or after, the date of termination, and any such payments shall continue to be subject to the terms of the Plan notwithstanding its termination.

SECTION 6. CHANGE OF CONTROL.

Notwithstanding any other provision hereof, in the event of a "Change of Control" of the Company as defined in the Comerica Incorporated Executive Officer Employment Agreements, the following provisions shall be applicable:

A. The Performance Periods then in effect will be deemed to have concluded on the date of the Change of Control of the Company and the total amount deemed to be available to fund the related incentive pools will be that proportion of the amount (based upon the number of months in such Performance Period elapsed through the date of Change of Control of the Company) which would be available for funding assuming the Corporation had attained Performance Goals at a level generating maximum funding for the Performance Periods; and

B. The Committee, in its sole discretion, will approve the share of the available amount payable to each Participant as that Participant's Incentive Payment (provided that in all events the entire available amount as calculated pursuant to Section 6(A) shall be paid to Participants as Incentive Payments), and payments shall be made to each Participant as soon thereafter as is practicable.

SECTION 7. EFFECTIVE DATE OF THE PLAN.

This amended Comerica Incorporated Management Incentive Plan, effective as of November 19, 1999, shall be further amended and restated, effective as of January 1, 2001, (subject to approval of the shareholders of the Corporation on May 22, 2001), and thereafter shall remain in effect until terminated in accordance with Section 5 hereof.

SECTION 8. GENERAL PROVISIONS.

A. The establishment of the Plan shall not confer upon any Participant any legal or equitable right against the Corporation or any Affiliate, except as expressly provided in the Plan.

B. The Plan does not constitute an inducement or consideration for the employment of any Participant, nor is it a contract between the Corporation, or any Affiliate, and any Participant. Participation in the Plan shall not give a Participant any right to be retained in the employ of the Corporation or any Affiliate.

C. Nothing contained in this Plan shall prevent the Board or Committee from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required and such arrangements may be either generally applicable or applicable only in specific cases.

D. The Plan shall be governed, construed and administered in accordance with the laws of the State of Delaware except to the extent such laws may be superseded by federal law.

E. This Plan is intended to comply in all aspects with applicable law and regulation, including, with respect to those Participants who are Covered Employees, Section 162(m) of the Code. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law or regulation, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws including, without limitation, Code
    Section 162(m), so as to carry out the intent of this Plan.

Compensation Committee Approved: March 26, 2001
Board Approved:             March 27, 2001
Shareholders Approved:

                       Location of Comerica Incorporated
                         Annual Meeting of Shareholders

                         THE DETROIT INSTITUTE OF ARTS
                 5200 WOODWARD AVENUE, DETROIT, MICHIGAN 48202
                           (313) 833-7900 WWW.DIA.ORG

                                 [COMERICA MAP]

Free valet parking is available at the Farnsworth Entrance to The Detroit Institute of Arts.

--------------------------------------------------------------------------------

IF YOU CONSENTED TO ACCESS YOUR PROXY INFORMATION ELECTRONICALLY, YOU MAY VIEW IT BY GOING TO THE FOLLOWING WEBSITE ON THE INTERNET HTTP://WWW.COMERICA.COM IN "ABOUT COMERICA" IN "INVESTOR RELATIONS AND COMPANY OVERVIEW".

                                                           ---------------------
VOTE BY TELEPHONE OR THE INTERNET                          COMPANY #
                                                           CONTROL #
                                                           ---------------------

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD. THE DEADLINE FOR TELEPHONE AND INTERNET VOTING IS NOON (EASTERN DAYLIGHT SAVINGS TIME), MAY 21, 2001.

VOTE BY PHONE - TOLL FREE - 1-800-240-6326 - QUICK *** EASY *** IMMEDIATE

1. Using a touch-tone telephone, dial 1-800-240-6326. You may dial this toll free number at your convenience 24 hours a day, 7 days a week.

2. When prompted enter the 3 digit Company Number and the 7 digit Control Number which are located in the box in the upper right hand corner of the proxy card.

3.  Follow the simple instructions provided.


VOTE BY THE INTERNET - HTTP://WWW.EPROXY.COM/CMA/ - QUICK *** EASY *** IMMEDIATE

1. Using the Internet, log-on to http://www.eproxy.com/cma/ which is available 24 hours a day, 7 days a week.

2. When prompted enter the 3 digit Company Number and the 7 digit Control Number which are located in the box in the upper right hand corner of the proxy card to create an electronic ballot.

3.  Follow the simple instructions provided.

   IF YOU VOTED BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY.

                          \/  Please detach here  \/
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
------                                                                                                                        ------
|                                                                                                                                  |
|                                                                                                                                  |
|                                                                                                                                  |
1. Election of directors:    01 James F. Cordes      02 Peter D. Cummings   [ ]  Vote FOR            [ ]  Vote WITHHELD
   03 Todd W. Herrick        04 Eugene A. Miller                                 all nominees             from all nominees
   05 William P. Vititoe     06 Martin D. Walker                                 (except as marked)
   07 Kenneth L. Way
   (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED           --------------------------------------------------------
   NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED
   TO THE RIGHT.)                                                           --------------------------------------------------------

2. Amendments to the Amended and Restated Comerica Incorporated 1997
   Long-Term Incentive Plan                                                   [ ] For    [ ] Against   [ ] Abstain

3. Amendments to the Comerica Incorporated Management Incentive Plan          [ ] For    [ ] Against   [ ] Abstain

   IN THEIR DISCRETION, PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING.

   WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED BY THE UNDERSIGNED SHAREHOLDER.  IF NO INSTRUCTIONS ARE
   SPECIFIED, THIS PROXY WILL BE VOTED FOR THE MATTERS LISTED.

   Address Change?  Mark Box  [ ]                                                 Date
   Indicate changes below:                                                             ------------------------------------------

                                                                            --------------------------------------------------------


                                                                            --------------------------------------------------------

                                                                            Signature(s) in Box

                                                                            Please sign exactly as your name appears. When shares
                                                                            are held by joint tenants, both should sign. Please give
                                                                            full title when signing as attorney, executor,
                                                                            administrator, trustee or guardian. If a corporation,
                                                                            please sign in full corporate name by an authorized
                                                                            officer. If a partnership, please sign in partnership
                                                                            name by an authorized person.

|                                                                                                                                  |
|                                                                                                                                  |
|                                                                                                                                  |
------                                                                                                                        ------

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
                                                       [COMERICA LOGO]
                                                    COMERICA INCORPORATED
                                             2001 ANNUAL MEETING OF SHAREHOLDERS
                                                        MAY 22, 2001
                                                          9:30 A.M.


                           \/  Please detach here  \/
--------------------------------------------------------------------------------

[COMERICA LOGO]                                                            PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned appoints Mark W. Yonkman and Carol H. Rodriguez as proxies, each with the power to appoint his or her substitute, and authorizes them to represent and vote, as designated on the reverse side, all the shares of common stock of Comerica Incorporated held of record by the undersigned on March 28, 2001, at the annual meeting of shareholders to be held on May 22, 2001 and any adjournment of the meeting. In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting.


                             COMERICA INCORPORATED
                      2001 ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 22, 2001
                                   9:30 A.M.

                      -----------------------------------
                         THE DETROIT INSTITUTE OF ARTS
                              5200 WOODWARD AVENUE
                               DETROIT, MICHIGAN
                      -----------------------------------

                      SEE REVERSE FOR VOTING INSTRUCTIONS.

--------------------------------------------------------------------------------

                   PLEASE VOTE BY TELEPHONE OR THE INTERNET.
                      PLEASE READ THE INSTRUCTIONS BELOW.
--------------------------------------------------------------------------------

Comerica encourages you to take advantage of the following convenient ways to vote your shares for matters to be covered at the 2001 Annual Meeting of Shareholders. Please take the opportunity to use one of the two voting methods outlined below to cast your ballot. These methods are easy to use and save Comerica postage and other expenses.

     VOTE BY PHONE:  1-800-240-6326

          --  Use any touch-tone telephone to vote your proxy.
          --  Have your proxy card in hand when you call.
          -- You will be prompted to enter the 3 digit Company Number and the 7 digit numeric Control Number which is located on your proxy card. You then follow the simple instructions the system provides you.

                                       OR

     VOTE BY THE INTERNET:  WWW.EPROXY.COM/CMA/

          --  Use the Internet to vote your proxy.
          --  Have your proxy card in hand when you access the web site.
          -- You will be prompted to enter the 3 digit Company Number and the 7 digit numeric Control Number which is located on your proxy card to create an electronic ballot.

If you vote by phone or vote using the Internet, please do not mail your proxy.

                 THANK YOU FOR VOTING BY PHONE OR THE INTERNET.